UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

April 19, 2013

To Our Stockholders:

You are most cordially invited to attend the 2013 Annual Meeting of Stockholders of Cognizant Technology Solutions Corporation at 9:30 a.m. local time, on Tuesday, June 4, 2013, at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Thank you for your continued support.

Sincerely,

Francisco D’Souza

Chief Executive Officer

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Tuesday, June 4, 2013

The Annual Meeting of Stockholders (the “Annual Meeting”) of COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION, a Delaware corporation (the “Company”), will be held at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey on Tuesday, June 4, 2013, at 9:30 a.m. local time, for the following purposes:

1.	To elect Maureen Breakiron-Evans, John E. Klein and Lakshmi Narayanan as Class I Directors to serve until the 2016 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To amend the Company’s Restated Certificate of Incorporation, as amended, to provide that all directors elected at or after the 2014 Annual Meeting of Stockholders be elected on an annual basis;

4.	To approve the Amendment and Restatement of the 2004 Employee Stock Purchase Plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

6.	To consider a stockholder proposal requesting that the Board of Directors take the steps necessary to permit stockholder action by written consent, if properly presented at the Annual Meeting; and

7.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Holders of record of our Class A Common Stock as of the close of business on April 8, 2013 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666 for a period of ten days prior to the Annual Meeting and on the day of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

By Order of the Board of Directors

Steven Schwartz

Secretary

Teaneck, New Jersey

April 19, 2013

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Technology Solutions Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, June 4, 2013 (the “Annual Meeting”), at our headquarters, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey at 9:30 a.m. local time, and at any continuation, postponement, or adjournment thereof. Holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”), as of the close of business on April 8, 2013 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 302,486,794 shares of Class A Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2012 (the “2012 Annual Report”) will be released on or about April 19, 2013 to our stockholders on the Record Date.

In this proxy statement, “Cognizant”, “Company”, “we”, “us”, and “our” refer to Cognizant Technology Solutions Corporation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 4, 2013

This Proxy Statement and our 2012 Annual Report to Stockholders are available at

http://www.proxyvote.com/

Stockholders may receive directions to attend the meeting in person by calling the Company’s investor relations staff at 201-498-8840 or by emailing David.Nelson@Cognizant.com.

PROPOSALS

At the Annual Meeting, our stockholders will be asked to:

1.	Elect Maureen Breakiron-Evans, John E. Klein and Lakshmi Narayanan as Class I Directors to serve until the 2016 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	Amend the Company’s Restated Certificate of Incorporation, as amended, to provide that all directors elected at or after the 2014 Annual Meeting of Stockholders be elected on an annual basis;

4.	Approve the Amendment and Restatement of the 2004 Employee Stock Purchase Plan;

5.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013;

6.	Consider a stockholder proposal requesting that the Board of Directors take the steps necessary to permit stockholder action by written consent, if properly presented at the Annual Meeting; and

7.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Class A Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Class A Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

1.	FOR the election of Maureen Breakiron-Evans, John E. Klein and Lakshmi Narayanan as Class I Directors;

2.	FOR the approval of the compensation of our named executive officers;

3.	FOR the proposal to amend the Company’s Restated Certificate of Incorporation, as amended, to provide that all directors elected at or after the 2014 Annual Meeting of Stockholders be elected on an annual basis;

4.	FOR the approval of the Amendment and Restatement of the 2004 Employee Stock Purchase Plan;

5.	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

6.	AGAINST the stockholder proposal requesting that the Board of Directors take the steps necessary to permit stockholder action by written consent.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting the proxy holders will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because Cognizant’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Cognizant is making this proxy statement and its 2012 Annual Report available to certain of its stockholders electronically via the Internet. On or about April 19, 2013, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2012 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2012 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. Some of our stockholders received printed copies of our proxy statement, 2012 Annual Report and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of Annual Meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Internet Notices or Annual Meeting materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 8, 2013. Only stockholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The only class of stock entitled to be voted at the Annual Meeting is our Class A Common Stock. Each outstanding share of Class A Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the record date, there were 302,486,794 shares of Class A Common Stock issued and outstanding and entitled to vote.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Class A Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2013 Annual Meeting of Stockholders?

All Cognizant stockholders entitled to vote at the Annual Meeting may attend our 2013 Annual Meeting of Stockholders. If your shares are held in street name, however, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the outstanding shares represented at the Annual Meeting, by proxy or in person, and entitled to vote may adjourn the Annual Meeting.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote in person. If you are a stockholder of record, there are three ways to vote by proxy:

•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or

•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., local time, on June 3, 2013.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of such revocation to the Secretary of Cognizant prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our inspectors of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	A director nominee will be elected to the Board of Directors if the votes cast “for” the nominee exceed the votes cast “against” the nominee.	No effect.
Proposal 2: Advisory Vote on Executive Compensation (Say-on-Pay)	The affirmative vote of a majority of the votes cast.	No effect.
Proposal 3: Amendment to the Certificate of Incorporation to Declassify the Board and Provide for the Annual Election of Directors	The affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.	Abstentions and broker non-votes each will have the effect of a vote against the proposal.
Proposal 4: Approve of the Amendment and Restatement of the 2004 Employee Stock Purchase Plan	The affirmative vote of a majority of the votes cast.	No effect.
Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast.	No effect. We do not expect any broker non-votes on this proposal.
Proposal 6: Stockholder Proposal Regarding Stockholder Action by Written Consent	The affirmative vote of a majority of the votes cast.	No effect.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares voting “abstain” have no effect on the election of directors, the approval of the compensation of our Named Executives, the approval of the Amendment and Restatement of the 2004 Employee Stock Purchase Plan, the ratification of our independent registered public accounting firm and the stockholder proposal regarding stockholder action by written consent. For the proposal to amend our Certificate of Incorporation to declassify the Company’s Board of Directors and provide for the annual election of all directors, abstentions have the same effect as a negative vote.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on all of the other proposals to be voted on at the Annual Meeting. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the 2013 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Ethics entitled “Cognizant’s Core Values and Standards of Business Conduct” and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Ethics in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com or by writing to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Determination of Independence

Under NASDAQ Stock Market rules, a Director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. In evaluating the independence of our Directors, the Board considered transactions and relationships between the Company and its subsidiaries and each Director and their family members, as defined in the NASDAQ rules. As a result of this review, the Board determined that each of Maureen Breakiron-Evans, John Fox, Robert Howe, John Klein, Leo S. Mackay, Jr., Michael Patsalos-Fox, Robert Weissman, and Thomas Wendel do not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an “independent director” as defined under NASDAQ rules. In determining the independence of each Director, the Board considered the fact that Mr. Howe is the Chairman and a significant stockholder of ADS, which has provided since October 2012 certain subcontracted consulting services to a customer of the Company in the ordinary course of business. The Board also considered that Mr. Patsalos-Fox was a Senior Partner at McKinsey & Company, and from time to time in the ordinary course of business, the Company, through its subsidiaries, engages in transactions with McKinsey & Company. The Board considered the magnitude and nature of these relationships and determined that they did not impair the independence of either Mr. Howe or Mr. Patsalos-Fox.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. From time to time, we also engage search firms to assist in the identification of director candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Corporate Governance Guidelines provide that the value of diversity on the Board should be considered. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of

Class A Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Voting for Directors

Our By-laws provide that the vote standard for the election of directors is a majority of votes cast in uncontested elections. In accordance with the Company’s By-laws, if none of our stockholders provides the Company notice of an intention to nominate one or more candidates to compete with the Board’s nominees in a Director election, or if our stockholders have withdrawn all such nominations by the day before the Company mails its notice of meeting to our stockholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board will nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this corporate governance guideline. If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit such recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chairman of the Board and Secretary and General Counsel are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other Directors as they consider appropriate.

Under procedures approved by a majority of the independent Directors, communications are forwarded to all Directors if they relate to important substantive matters and include suggestions or comments that our

Secretary and Chairman of the Board consider to be important for the Directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors by emailing the Board of Directors at the following email address: corporategovernance@cognizant.com; or in writing: c/o Corporate Secretary, Cognizant Technology Solutions Corporation, Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666.

Board Leadership Structure and Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since December 2003, the Company’s board leadership structure has separated the Chairman of the Board and Chief Executive Officer roles into two positions. Currently, John E. Klein is the Chairman of the Board and Francisco D’Souza is the Chief Executive Officer. The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Board determined that continuing to separate the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.

The Board of Directors is also responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.

Code of Ethics

We have adopted a written Code of Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our Code of Ethics, entitled “Cognizant’s Core Values and Standards of Business Conduct,” in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of our Code of Ethics.

Attendance by Members of the Board of Directors at Meetings

There were eight meetings of the Board of Directors during 2012. Each Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by the committees on which he or she served during the period, if applicable.

Our Corporate Governance Guidelines provide that Directors are expected to attend the Annual Meeting of Stockholders. Mr. D’Souza acted as Chairman of the 2012 Annual Meeting of Stockholders and six other Directors, Ms. Breakiron-Evans and Messrs. Fox, Howe, Klein, Weissman and Wendel, participated in the 2012 Annual Meeting of Stockholders by teleconference. Messrs. Mackay and Patsalos-Fox joined our Board after the date of the 2012 Annual Meeting of stockholders.

COMMITTEES OF THE BOARD

The Board of Directors has established three standing committees—Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted under the “Corporate Governance” tab on the “About Us” section of the “Company” page of our website www.cognizant.com.

The members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Maureen Breakiron-Evans	X		X
Francisco D’Souza
John N. Fox, Jr.		X	X
Robert W. Howe			X
John E. Klein	X	Chair	X
Leo S. Mackay, Jr.	X
Lakshmi Narayanan
Michael Patsalos-Fox
Robert E. Weissman		X	Chair
Thomas M. Wendel	Chair		X

The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NASDAQ Stock Market.

Audit Committee

Our Audit Committee’s responsibilities include:

•

providing direct oversight of the independent registered public accounting firm, including responsibility over such accountant’s appointment, termination, qualifications and independence and the scope and fees of the annual audit of our consolidated financial statements;

•	discussing the contents of our annual and quarterly consolidated financial statements with management and the independent registered public accounting firm;

•	pre-approving all audit services, and any other services, including review, attest and non-audit services, provided by our independent registered public accounting firm;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Ethics;

•	reviewing and discussing the internal audit process, scope of activities and audit results with our internal audit department;

•	reviewing and discussing with management our risk management framework and processes; and

•	preparing the audit committee report required by SEC rules (which is included on page 70 of this proxy statement).

The members of the Audit Committee are Ms. Breakiron-Evans and Messrs. Klein, Mackay and Wendel. The Audit Committee met eight times during 2012. The Board of Directors has determined that Mr. Wendel is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and the Company’s other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and stock-based compensation incentive plans;

•	reviewing incentive compensation arrangements to ensure that such compensation arrangements do not encourage unnecessary risk taking; and

•	reviewing and making recommendations to the Board with respect to Director compensation.

The Compensation Committee also administers the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan (the “2009 Incentive Plan”) and establishes the terms and conditions of all stock-based compensation awards granted thereunder, and the 2004 Employee Stock Purchase Plan. The Compensation Committee met four times during 2012. The members of the Compensation Committee are Messrs. Fox, Klein and Weissman.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	recommending to the Board the persons to be nominated for election as directors and to be appointed to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing an annual evaluation of the Board.

The Nominating and Corporate Governance Committee retained the search firm of Spencer Stuart to help identify director prospects, perform candidate outreach and provide other related services in relation to the appointments of Messrs. Mackay and Patsalos-Fox to the Board of Directors. The members of the Nominating and Corporate Governance Committee are Ms. Breakiron-Evans and Messrs. Fox, Howe, Klein, Weissman and Wendel. The Nominating and Corporate Governance Committee met five times during 2012.

DIRECTOR COMPENSATION

Directors who are our employees or employees of our subsidiaries receive no cash remuneration for serving as Directors. All non-employee Directors, other than our Chairman, receive an annual retainer of $40,000 for their service on the Board of Directors (with no additional fees paid for attendance at meetings of the Board of Directors). Our Chairman receives an annual retainer of $140,000 (with no additional fees paid for attendance at meetings of the Board of Directors). The Chair of the Audit Committee receives an annual retainer of $15,000. The Chair of the Compensation Committee receives an annual retainer of $10,000. The Chair of the Nominating and Corporate Governance Committee receives an annual retainer of $5,000. All Directors who are not our employees or employees of our subsidiaries, referred to herein as non-employee Directors, receive $1,500 for attendance at each meeting of a committee of the Board of Directors, other than telephonic meetings that are held for 30 minutes or less, for which no attendance fee is paid. Each newly elected non-employee Director shall receive a deferred stock unit grant equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock (rounded down to the nearest whole share) on the date of grant. The date of grant shall be the date of election to the Board unless otherwise specified by the Board or a Committee thereof. The shares underlying such stock unit grant shall be issued upon such Director’s termination of service in accordance with the 2009 Incentive Plan.

Non-employee Directors were previously eligible to participate in our: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; and (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan. During 2009, the 1999 Incentive Plan and the Director Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan. Awards granted under the previous plans are still valid, however no additional awards may be granted from the 1999 Incentive Plan and the Director Plan. All non-employee Directors are currently eligible to participate in our 2009 Incentive Plan.

During 2012, the following Directors were granted options to purchase shares of Class A Common Stock. All option grants listed below were made under the 2009 Incentive Plan. Each of the options granted under the 2009 Incentive Plan vest ratably, fifty percent per year on the anniversary of such grant in 2013 and 2014, and have an exercise price equal to the fair market value per share of Class A Common Stock on the grant date or the closing price on the last trading day if granted on a weekend or holiday, and a maximum term of seven years measured from such date. The non-employee Directors will have a limited period in which to exercise his or her vested options following cessation of Board service.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Maureen Breakiron-Evans	10,000	June 5, 2012	$58.36
John N. Fox, Jr.	10,000	June 5, 2012	$58.36
Robert W. Howe	10,000	June 5, 2012	$58.36
John E. Klein	10,000	June 5, 2012	$58.36
Leo S. Mackay, Jr.	10,000	September 16, 2012	$71.00
Lakshmi Narayanan	10,000	June 5, 2012	$58.36
Michael Patsalos-Fox	10,000	July 9, 2012	$57.36
Robert E. Weissman	10,000	June 5, 2012	$58.36
Thomas M. Wendel	10,000	June 5, 2012	$58.36

In addition, upon joining the Board of Directors Messrs. Mackay and Patsalos-Fox were each granted awards of Class A Common Stock deferred stock units under the 2009 Incentive Plan. On July 9, 2012, Mr. Patsalos-Fox received 2,789 deferred stock units that are scheduled to vest ratably over three years on July 9 of 2013, 2014 and 2015. On September 16, 2012, Mr. Mackay received 2,253 deferred stock units that are scheduled to vest ratably over three years on September 16 of 2013, 2014 and 2015. Vested shares will be issued to Mr. Patsalos-Fox and Mr. Mackay upon their termination of service in accordance with the 2009 Incentive Plan.

2012 Director Compensation Table

The following table sets forth certain information regarding the compensation of each of our non-employee Directors for the 2012 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Maureen Breakiron-Evans	$ 56,500	—	$165,260	$221,760
John N. Fox, Jr.	$ 52,000	—	$165,260	$217,260
Robert W. Howe	$ 53,500	—	$165,260	$218,760
John E. Klein	$174,000	—	$165,260	$339,260
Leo S. Mackay, Jr.	$ 34,500	$160,000	$190,790	$385,290
Lakshmi Narayanan	$100,000(4)	—	$165,260	$265,260
Michael Patsalos-Fox	$ 36,667	$160,000	$161,367	$358,034
Robert E. Weissman	$ 57,000	—	$165,260	$222,260
Thomas M. Wendel	$ 73,000	—	$165,260	$238,260

(1)	Consists of amounts described under “Director Compensation.”
(2)	Represents the aggregate grant date fair value of the deferred stock units granted in the 2012 fiscal year under the 2009 Incentive Plan, determined in accordance with FASB ASC Topic 718. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(3)	Represents the aggregate grant date fair value for stock options granted in the 2012 fiscal year under the 2009 Incentive Plan, determined in accordance with FASB ASC Topic 718. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(4)	Represents the amount that Mr. Narayanan receives as salary as an employee of the Company and in lieu of any retainers or attendance fees that Mr. Narayanan would otherwise be entitled to as a member of the Board.

The following table sets forth the aggregate number of stock awards and the aggregate number of stock options held by each of our Directors at December 31, 2012.

Name	Aggregate Number of Stock Awards (#)(1)	Aggregate Number of Stock Options (#)
Maureen Breakiron-Evans	5,875	40,000
John N. Fox, Jr.	—	58,400
Robert W. Howe	—	30,000
John E. Klein	—	25,000
Leo S. Mackay, Jr.	2,253	10,000
Lakshmi Narayanan	—	350,000
Michael Patsalos-Fox	2,789	10,000
Robert E. Weissman	—	30,000
Thomas M. Wendel	—	40,000

(1)	Represents a deferred stock unit. The shares underlying each deferred stock unit will be issued upon the Director’s termination of service on our Board.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2016, or until their successors shall have been duly elected and qualified.

We currently have ten (10) Directors. A majority of the votes cast is required for the election of directors at the Annual Meeting. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

In accordance with our By-laws and Corporate Governance Guidelines, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any Director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. If each member of the Nominating and Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote will appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only Directors who did not receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

As set forth in our Certificate of Incorporation, the terms of office of the members of the Board of Directors are divided into three classes: Class I, whose term currently expires at the 2013 Annual Meeting of Stockholders and whose new term will expire at the 2016 Annual Meeting of Stockholders; Class II, whose term will expire at the 2014 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2015 Annual Meeting of Stockholders. The current Class I Directors are Maureen Breakiron-Evans, John E. Klein, and Lakshmi Narayanan; the current Class II Directors are Robert W. Howe, Michael Patsalos-Fox, and Robert E. Weissman; and the current Class III Directors are Francisco D’Souza, John N. Fox, Jr., Leo S. Mackay, Jr. and Thomas M. Wendel.

At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors remove or shorten the term of any incumbent director. This classification of our Board of Directors may have the effect of delaying or preventing changes in control or management of our Company. However, we are proposing an amendment to our Certificate of Incorporation to provide that all directors elected at or after the 2014 Annual Meeting of Stockholders be elected on an annual basis, as described in Proposal 3: Amendment to the Certificate of Incorporation to Declassify the Board and Provide for the Annual Election of Directors beginning on page 23.

All directors hold office until the expiration of their respective term and until their successors are duly elected and qualified. There are no family relationships among any of our executive officers, directors and key employees.

It is the intention of the persons named in the Company’s form of proxy to vote the shares of Class A Common Stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Vote Required

A director nominee will be elected to the Board of Directors if the votes cast “for” the nominee exceed the votes cast “against” the nominee. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of the following Class I Director nominees.

NOMINEES FOR CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2016 ANNUAL MEETING)

The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Current Positions with Cognizant
Maureen Breakiron-Evans	58	2009	Director
John E. Klein	71	1998	Chairman of the Board and Director
Lakshmi Narayanan	60	2003	Vice Chairman and Director

The principal occupations and business experience, for at least the past five years, of each Class I Nominee for election at the 2013 Annual Meeting are as follows:

Maureen Breakiron-Evans was elected to the Board of Directors in May 2009. Ms. Breakiron-Evans served as Chief Financial Officer of Towers Perrin from January 2007 until April 2008, where she was the head of Financial Resources and responsible for the firm’s financial strategy. From February 2005 until October 2006, Ms. Breakiron-Evans served as Vice President and General Auditor of CIGNA Corporation where she was responsible for managing the enterprise risk management and internal audit functions. From 2001 to 2004,

Ms. Breakiron-Evans served as Executive Vice President and Chief Financial Officer at Inovant, LLC, which is VISA’s captive technology development and transaction processing company. Prior to that, Ms. Breakiron-Evans held several positions at Transamerica Corporation, a provider of insurance, investments, and retirement products and services, in San Francisco, including Vice President and General Auditor, Vice President of Control and Services and President of Transamerica Business Technologies Corp. Ms. Breakiron-Evans began her career as a financial auditor, ultimately serving as an Audit Partner with Arthur Andersen & Co. On November 29, 2012, Ms. Breakiron-Evans was appointed to the board of directors of Heartland Payment Systems, Inc, a provider of payment processing services. On January 1, 2011, Ms. Breakiron-Evans began serving a four-year term as a director of the Federal Home Loan Bank of Pittsburgh, a private government sponsored-enterprise. Ms. Breakiron-Evans previously served as a director of ING Direct, an Internet bank, from November 2005 until March 2007. Ms. Breakiron-Evans is a member of the Board of Trustees of Stetson University. Ms. Breakiron-Evans received a Bachelor of Business Administration degree from Stetson University, a Master of Business Administration degree from Harvard Business School and a Master of Liberal Arts degree from Stanford University. She is also a Certified Public Accountant in the State of California.

John E. Klein was elected to the Board of Directors in March 1998 and elected to serve as our Chairman of the Board in December 2003. Mr. Klein currently serves as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies, where he has been employed since 1994. Prior to that, Mr. Klein held various positions at various companies, including President and Chief Executive Officer of MDIS Group PLC, a UK listed software and services company. In addition, Mr. Klein also served as Chairman of Glovia International and PRO IV Limited, two enterprise software and services companies. Prior to 1995, Mr. Klein was a Vice President at both Digital Equipment Corporation and IBM. Mr. Klein holds a Bachelor of Science degree from the U.S. Merchant Marine Academy and a Master of Business Administration degree from New York University.

Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan is the Chairman of the Board of ICT Academy of Tamil Nadu, a not-for-profit training and research institution established in a public-private partnership model between the Government of India, the Government of Tamil Nadu and the Confederation of Indian Industry. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

Continuing Members of the Board of Directors:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2014 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Cognizant
Robert W. Howe	66	1999	Director
Michael Patsalos-Fox	60	2012	Director
Robert E. Weissman	71	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Robert W. Howe was elected to the Board of Directors in April 1999. Mr. Howe currently serves as Chairman of the Board of Directors of ADS, a provider of information technology services to the financial services industry. He has held such position since January 1994. From January 1994 to December 2003, Mr. Howe served as Chairman and Chief Executive Officer of ADS and from March 1980 to January 1994, Mr. Howe served as its President. Mr. Howe serves on the board of directors of several private companies. Mr. Howe holds a Bachelor of Arts degree from Boston College.

Michael Patsalos-Fox was appointed to the Board of Directors in July 2012. Mr. Patsalos-Fox is a Director Emeritus at McKinsey & Company, a global management consulting firm (“McKinsey”). Mr. Patsalos-Fox served as a Senior Partner at McKinsey until February 26, 2013, and as a member of McKinsey’s operating committee through June 30, 2012. Mr. Patsalos-Fox held various other positions with McKinsey since 1981, including Managing Partner of the New York and New Jersey offices. He also served on McKinsey’s board of directors from 1998 through 2010. From 2003 through 2009, Mr. Patsalos-Fox also served as Chairman, the Americas, for McKinsey. Mr. Patsalos-Fox received a Bachelor of Science degree from the University of Sydney and a Master of Business Administration degree from the International Institute of Management Development.

Robert E. Weissman was elected to the Board of Directors in May 2001. Mr. Weissman retired in January 2001 after nearly thirty years serving as Chief Executive Officer for several public corporations. Most recently, Mr. Weissman was Chairman of the Board of Directors of IMS Health, a provider of information to the pharmaceutical and healthcare industries. He served as both Chairman and Chief Executive Officer of IMS Health until March 1999. Prior to his position with IMS Health, Mr. Weissman was Chairman and Chief Executive Officer of Cognizant Corporation and prior to that, was Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation. Prior to his election as Chairman and Chief Executive Officer of The Dun & Bradstreet Corporation in 1995, he held the position of President and Chief Operating Officer of that company from 1985. Mr. Weissman joined The Dun & Bradstreet Corporation in May 1979, when The Dun & Bradstreet Corporation acquired National CSS, a computer time-sharing company, of which he was President and Chief Executive Officer. Since his retirement, Mr. Weissman has been active as Chairman of Shelburne Investments, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman is a director of the following public companies: State Street Corporation, Pitney Bowes, Inc. and Information Services Group Inc. Mr. Weissman is also a member of the Advisory Board for Affinnova, Inc., a privately held market research firm. Mr. Weissman graduated from Babson College in 1964. He serves on Babson’s Board of Trustees, and received an honorary Doctor of Laws degree from Babson in 1995.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2015 ANNUAL MEETING)

Name	Age	Served as a Director Since	Positions with Cognizant
Francisco D’Souza	44	2007	Chief Executive Officer and Director
John N. Fox, Jr.	70	2007	Director
Leo S. Mackay, Jr.	51	2012	Director
Thomas M. Wendel	76	2001	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Effective February 6, 2012, Mr. D’Souza ceased serving as our President. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product

Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza is a member of the Board of Directors of the General Electric Company. Mr. D’Souza also serves on the Board of Trustees of Carnegie Mellon University, the Board of Trustees of The New York Hall of Science and the Board of Directors of the U.S.-India Business Council. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of Macau (formerly known as the University of East Asia) and a Master of Business Administration degree from Carnegie Mellon University.

John N. Fox, Jr., was appointed to the Board of Directors in December 2007. Mr. Fox formerly served as Vice Chairman of Deloitte & Touche LLP and Global Director, Strategic Clients for Deloitte Consulting, from 1998 until 2003. Mr. Fox held various other positions with Deloitte Consulting from 1968 to 2003, and in addition to his responsibilities as Vice Chairman and Global Director, he also served on Deloitte Touche Tohmatsu’s board of directors and was a member of the Governance (Executive) Committee from 1998 to 2003. Mr. Fox currently serves as a Trustee for Wabash College and Steppenwolf Theatre Company and has been a member of the board of directors of VASCO Data Security International, Inc. since April 2005. Mr. Fox received his Bachelor of Arts degree from Wabash College and his Master of Business Administration degree from the University of Michigan.

Leo S. Mackay, Jr. was appointed to the Board of Directors in September 2012. Mr. Mackay is Vice President, Ethics and Sustainability at Lockheed Martin Corporation, a defense contractor engaged in the research, design, development, manufacture and integration of products and services (“Lockheed”). Mr. Mackay also served in various other positions for Lockheed, including Vice President, Corporate Business Development, from 2007 through 2011, in which he was responsible for leading Lockheed’s strategic customer relationship development, and as President, ICGS LLC and Vice President and General Manager, Coast Guard Systems, from 2005 through 2007. From 2003 through 2005, Mr. Mackay served as Chief Operations Officer for ACS State Healthcare LLC. Mr. Mackay received a Bachelor of Science degree from the United States Naval Academy, a Master of Public Policy from Harvard University – John F. Kennedy School of Government, and a Ph.D. in Public Policy from Harvard University.

Thomas M. Wendel was elected to the Board of Directors in June 2001. In July 2000, Mr. Wendel retired as the Chairman of the Board, President and Chief Executive Officer of Bridge Information Systems, a global financial information, transaction services, and network services company. Prior to joining Bridge in 1995, Mr. Wendel was founding President and Chief Executive Officer of Liberty Brokerage Inc., a U.S. government securities brokerage firm. Mr. Wendel previously served in various positions at Paine Webber, Inc., including Chief Financial Officer, Executive Vice President and Managing Director. Prior to joining Paine Webber in 1982, Mr. Wendel was Senior Vice President and Chief Financial Officer of Pan American World Airways. Mr. Wendel holds a Bachelor of Science degree in Mathematics from Ursinus College, a Master of Arts in Economics from San Jose State College, and a Master in Business Administration from the University of Santa Clara.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our Directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board is composed of a diverse group of leaders in their respective fields. Many of the current Directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other Directors have experience as officers or trustees of significant academic, research and philanthropic institutions, which brings unique perspectives to the Board. Further, the Company’s Directors have other experience that makes them valuable members, such as prior public policy or regulatory experience that provides insight into issues faced by companies.

The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

Maureen Breakiron-Evans

• Global business experience as the Chief Financial Officer of Towers Perrin, Executive Vice President of VISA/Inovant, General Auditor of CIGNA Corporation and various executive positions at Transamerica Corporation.

• Enterprise Risk Management experience at each of the above named companies.

• Audit Partner at Arthur Andersen & Co.

• Outside board and audit committee experience as a director of Heartland Payment Systems, Inc.

• Outside board and audit committee experience as a director of ING Direct.

• Certified Public Accountant.

Francisco D’Souza

• Global business experience in various roles with our Company as well as The Dun & Bradstreet Corporation over the past twenty years.

• Over twenty years’ experience in the technology industry.

• Member of the Business Roundtable, an association of chief executive officers of leading U.S. companies that develops, recommends and advocates for innovative policy solutions that help expand U.S. economic opportunity.

• Experience as a trustee of a charitable organization.

• Experience as a university trustee.

John N. Fox, Jr.

• Global business experience as Vice Chairman at Deloitte & Touche LLP and Global Director at Deloitte Consulting.

• Over thirty-five years’ experience consulting and advising clients on large scale, complex transactions, including strategic initiatives, new business models, reengineered business processes, merger integration and organizational change.

• Experience as a college trustee.

• Outside board experience as a director of VASCO Data Security International, Inc.

Robert W. Howe	• Global business experience as Chief Executive Officer of ADS. • Outside board experience as a director of ADS, Darling Consulting Group and Lee Kennedy Company.
John E. Klein

• Over thirty-five years’ experience in the high technology field with global firms such as IBM, Digital Equipment and MDIS.

• Global business experience as President and Chief Executive Officer of Polarex, Inc., an organization providing executive support to software and services companies.

• Outside board experience as a director of various software and servicing companies.

Leo S. Mackay, Jr.

• Global business experience with Lockheed Martin Corporation, ACS State Healthcare, and Bell Helicopter.

• Experience with corporate governance, ethics, compliance and sustainability as a Vice President and an elected corporate officer of Lockheed Martin Corporation.

• Outside board experience as Chair of the Board of Visitors of the Graduate School of Public Affairs at the University of Maryland, and a director of the Center for a New American Security.

• Leadership experience as a former Navy F-14 pilot, a Naval Fighter Weapons School graduate, and a veteran of Operation Earnest Will.

Lakshmi Narayanan

• Over thirty years’ experience in the technology field.

• Affiliation with a leading software and services organization. Former Chairman of the National Association of Software and Services Companies (NASSCOM). Continues to serve on the Past Chairmen’s council on policy matters.

• Directed the course of the industry by managing large programs.

• Member of the Governments’ Competitiveness Council on manufacturing.

• Outside board experience as a director of TVS Capital Funds Limited, U.S. India Business Council (USIBC), a trade and investment promotion council, and certain charitable foundations, including United Way of Chennai, a chapter of United Way Worldwide, and the Cognizant Foundation.

Michael Patsalos-Fox

• Over thirty years’ of international business experience at McKinsey & Company.

• Leadership experience as a member of McKinsey’s Operating Committee, and previously as head of its Americas region, New York and New Jersey Offices, the North American Corporate Finance and Strategy practice, and the European Telecoms practice.

• Experience developing corporate strategies and working with technology companies.

Robert E. Weissman

• Over thirty years’ experience as Chief Executive Officer of several public corporations.

• Private equity management experience as Chairman of Shelburne Investments, a private investment company working with emerging companies in the United States and Europe.

• Affiliation with leading business and public policy associations (including the Business Roundtable, the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, and the Committee for Economic Development).

• Outside board experience as a director of State Street Corporation, Pitney Bowes, Inc. and Information Services Group.

• Experience as a college trustee.

Thomas M. Wendel

• Global business experience as Chairman, President and Chief Executive Officer of Bridge Information Systems.

• Founder of Liberty Brokerage, Inc.

• Experience as Chief Financial Officer, Executive Vice President and Managing Director of Paine Webber, Inc. and Senior Vice President and Chief Financial Officer of Pan American World Airways.

• Outside board experience as a director of several public and private companies.

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” or “Named Executives”, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 42 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2012 compensation of our Named Executives.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our Named Executives occur every year.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

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Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigates risk and properly accounts for the time horizon of risk. The Compensation Discussion and Analysis section starting on page 42 of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our

Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executives that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. At the Company’s Annual Meeting of Stockholders held on June 5, 2012, approximately 97% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the proposal.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of Cognizant Technology Solutions Corporation approve, on an advisory basis, the compensation of the Company’s Named Executives, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2013 Annual Meeting.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the advisory (non-binding) vote on executive compensation.

PROPOSAL 3:

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

AND PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

Description of Proposal

The Board of Directors unanimously has approved, and recommends that the Company’s stockholders approve, an amendment to the Company’s Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors (the “Declassification Amendment”) as described below. The complete text of the proposed Declassification Amendment is included in Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the text of the Declassification Amendment. You are urged to read the proposed Declassification Amendment in its entirety.

At the Annual Meeting, stockholders approved an advisory proposal that requested the Board of Directors to take the steps necessary to eliminate the classification of the Board of Directors. After careful consideration, the Board of Directors has approved a resolution declaring that the proposed Declassification Amendment is advisable, and should be approved by the stockholders at the Annual Meeting.

If the Declassification Amendment is approved, it will become legally effective upon the filing with the Delaware Secretary of State of a certificate of amendment to the Company’s Restated Certificate of Incorporation. The Company would make that filing shortly after the Annual Meeting. If the Declassification Amendment is not approved, the Board of Directors will remain classified and approximately one-third of the Board of Directors will stand for election in any given year pursuant to the Company’s Restated Certificate of Incorporation.

Summary of Proposed Amendment

Article VIII of the current Restated Certificate of Incorporation divides the Board of Directors into three classes, each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, and members of each class are elected to serve for staggered three-year terms.

If the Declassification Amendment is approved by the stockholders, then commencing with the class of directors standing for election at the 2014 Annual Meeting of stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders. Beginning with the 2016 Annual Meeting of stockholders, all of the directors will stand for election for one-year terms. As the Declassification Amendment would not shorten the existing term of a director, the directors who have been elected to three-year terms prior to the effectiveness of the Declassification Amendment (including directors elected at the 2013 Annual Meeting) will hold office until the end of their three-year terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Any director appointed to the Board of Directors to fill a vacancy or to fill newly created director positions resulting from an increase in the number of directors would serve the remainder of the term of that position. In addition, as required by Delaware law, the Restated Certificate of Incorporation will be amended to provide that directors may be removed from office with or without cause (except that directors serving in one of the remaining classes may be removed only for cause) by holders of a majority of the shares then entitled to vote at an election of directors.

Vote Required

The approval of the Declassification Amendment requires the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes each will have the effect of a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify the Board of Directors and provide for the annual election of directors.

PROPOSAL 4:

APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors adopted an amendment and restatement of our 2004 Employee Stock Purchase Plan (as amended and restated, the “Amended and Restated 2004 Plan”) on April 1, 2013, and is submitting the Amended and Restated 2004 Plan to our stockholders for approval. The Amended and Restated 2004 Plan constitutes an amendment and restatement of our 2004 Employee Stock Purchase Plan (as amended, the “2004 Plan”). The Amended and Restated 2004 Plan increases the number of shares of Class A Common Stock reserved for issuance under the 2004 Plan from 9,000,000 shares to 14,000,000 shares and does not make any other changes to the 2004 Plan.

The effectiveness of the Amended and Restated 2004 Plan is subject to approval by our stockholders. If the Amended and Restated 2004 Plan is not approved by our stockholders, then the Amended and Restated 2004 Plan will not take effect, the number of shares of Class A Common Stock reserved for issuance under the 2004 Plan will not be increased and the 2004 Plan will continue in full force and effect in accordance with its terms.

A summary of the material features of the Amended and Restated 2004 Plan is set forth below. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated 2004 Plan, which is attached as Appendix B to this proxy statement.

Rationale for Share Increase

In its determination to approve the Amended and Restated 2004 Plan, the Board reviewed an analysis prepared by the Company’s finance team, which included an analysis of certain burn rate, dilution and overhang metrics, peer group market practices and trends, and the costs of the Amended and Restated 2004 Plan, including the estimated shareholder value transfer cost. Specifically, the Board considered:

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In 2012, 2011 and 2010, participants acquired a total of approximately 934,892, 732,555 and 597,636 shares under the 2004 Plan, respectively. This represents a three-year average burn rate of 0.25% of fully diluted common shares outstanding.

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If we do not increase the shares available for issuance under our the 2004 Plan, then based on historical usage rates of shares under the 2004 Plan, we would expect to exhaust the share limit under our 2004 Plan during 2014, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

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Based on historical usage, we estimate that the shares reserved for issuance under the Amended and Restated 2004 Plan would be sufficient for approximately 4 to 5 years, assuming participation remains at our historical levels and share prices remain consistent, as reflected in our three-year average burn rate, and noting that future circumstances may change the number of participants and the level of participation in the plan. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the Amended and Restated 2004 Plan in 2017 or 2018 (primarily dependent on the future price of our shares, award levels/amounts and hiring activity during the next few years), noting again that the share reserve under the Amended and Restated 2004 Plan could last for a longer or shorter period of time, depending on our future share prices and levels of participation in the plan, which we cannot predict with any degree of certainty at this time.

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The total aggregate equity value of the additional authorized shares being requested under the Amended and Restated 2004 Plan (above the shares remaining available for issuance under the 2004 Plan), based on the closing price for one share of our Common Stock on March 28, 2013 is $383,100,000.

In light of the factors described above, and the fact that the ability to continue to offer the benefit of participating in an employee stock purchase plan is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Amended and Restated 2004 Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Material Terms of the Amended and Restated 2004 Plan

Effectiveness. The 2004 Plan was originally adopted by the Board of Directors effective April 1, 2004 and approved by our stockholders on May 26, 2004. An amendment and restatement of the 2004 Plan was subsequently adopted by the Board of Directors effective April 1, 2010, and approved by our stockholders on June 1, 2010. If the stockholders approve the Amended and Restated 2004 Plan, the Amended and Restated 2004 Plan will become effective as of April 1, 2013.

Eligibility. Each of our employees and each employee of our designated subsidiaries (excluding employees whose customary employment is 20 hours or less per week or no more than five months during any calendar year) is eligible to participate in the Amended and Restated 2004 Plan, provided he or she is not deemed, for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of our total combined voting power or value of all classes of our stock. As of March 31, 2013, approximately 26,500 employees, including 6 executive officers, were eligible to participate in the Amended and Restated 2004 Plan.

Administration. The Amended and Restated 2004 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto are final and conclusive.

Stock Subject to the Amended and Restated 2004 Plan. The number of shares of our Class A Common Stock reserved for issuance under the Amended and Restated 2004 Plan will be 14,000,000 shares, which includes the additional 5,000,000 shares subject to stockholder approval pursuant to this Proposal 4. The shares issuable under Amended and Restated 2004 Plan may be made available from authorized but unissued shares of our Class A Common Stock or from shares of Class A Common Stock reacquired by us. Shares subject to any purchase right (or portion thereof) that terminates unexercised may again be granted under the Amended and Restated 2004 Plan.

Purchase Periods. The Amended and Restated 2004 Plan provides for eligible employees of us and our designated subsidiaries to designate in advance of specified and successive purchase periods a percentage of compensation to be withheld from their pay and applied toward the purchase of shares of our Class A Common Stock. Unless otherwise determined by the Compensation Committee, each purchase period will have a duration of three (3) months, and will begin on the first business day of each calendar quarter (e.g., the first business day of January, April, July and October of each year) and end on the last business day of each calendar quarter (e.g., the last business day of March, June, September and December of each year).

Purchase Rights. Each eligible employee will be granted a right to purchase a number of shares of our Class A Common Stock under the Amended and Restated 2004 Plan on the first day of each purchase period. Unless otherwise determined by the Compensation Committee, with respect to each purchase period beginning on or after January 1, 2010, each purchase right covers shares of our Class A Common Stock with an aggregate value of up to $25,000.

Purchase Price. The purchase price per share of the Class A Common Stock sold under the Amended and Restated 2004 Plan for any purchase period will be equal to the lesser of (a) 90% of the fair market value of a share of Class A Common Stock on the first day of such purchase period, or (b) 90% of the fair market value of a share of Class A Common Stock on the last day of such purchase period.

The fair market value of a shares of Class A Common Stock as of any date will equal the closing sales price of the Class A Common Stock on such date as reported by the principal exchange on which such stock is listed and traded, or in the event there is no closing sales price on such date, the closing sales price on the last preceding date on which such a closing sales price exists. As of March 28, 2013, the fair market value per share of our Class A Common Stock was $76.62.

Enrollment/Payroll Deductions. In order to purchase shares pursuant to the Amended and Restated 2004 Plan, an eligible employee must enroll through our online enrollment system in advance of the first day of the purchase period. By doing so, the employee becomes a participant in the Amended and Restated 2004 Plan. In connection with his or her enrollment, each eligible employee authorizes contributions to the Amended and Restated 2004 Plan through regular payroll deductions, effective as of the first day of the relevant purchase period. A Participant authorizes payroll deductions from his or her cash W-2 compensation, as defined in the Amended and Restated 2004 Plan, for each payroll period, as a specified percentage of such compensation, not less than 1% and not more than 15%, in multiples of 1%. The amount of payroll deduction must be established at the beginning of a purchase period and may not be altered; however, if the participant withdraws from the plan prior to the last day of the purchase period by filing a notice of withdrawal, incurs a termination of service during the purchase period, or takes an authorized leave of absence during the purchase period, then his or her payroll deductions will automatically cease and the entire amount credited to the participant under the Amended and Restated 2004 Plan shall be refunded. The payroll deductions authorized by a participant are credited to a book account maintained for the participant.

Any accumulated payroll deductions for a purchase period will automatically be applied to purchase shares of Class A Common Stock on the last day of such purchase period. Accordingly, on each purchase date, a participant’s payroll deductions accumulated for the purchase period ending on such purchase date will be applied to the purchase of the greatest number of whole shares of Class A Common Stock that can be purchased with such participant’s account at the purchase price in effect for that purchase date. Any balance remaining in a participant’s book account at the end of a purchase period (not in excess of the purchase price of one share of Class A Common Stock) will be carried forward into the participant’s account for the following purchase period.

If, as of any one purchase date, the aggregate funds available for the purchase of shares of Class A Common Stock would result in a purchase of shares in excess of the maximum number of shares then available for purchase under the Amended and Restated 2004 Plan, then the number of shares which would otherwise be purchased by each participant on the purchase date will be reduced pro rata based on the payroll deductions accumulated for each participant and the remaining balance of each participant’s account will be refunded to such participant.

Special Limitations. The Amended and Restated 2004 Plan imposes certain limitations upon a participant’s rights to acquire shares of Class A Common Stock under the Amended and Restated 2004 Plan, including the following limitations:

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Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of our Class A Common Stock (valued at the time each purchase right is granted) for each calendar year under the Amended and Restated 2004 Plan, together with all other employee stock purchase plans of the Company and its subsidiaries.

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If any a participant would be deemed to own stock possessing more than 5% of the total combined voting power or value of all classes of our stock under Section 423(b)(3) of the Code as of the first day of any purchase period (taking into account any shares the participant would be entitled to purchase during such purchase period), then the maximum number of shares that he or she will be entitled to purchase will be reduced to a number of shares that, when combined with the number of shares such participant is deemed to own, is one share less than 5% of the total combined voting power or value of all classes of our stock.

Recapitalizations and Similar Transactions. Should any change be made to our outstanding Class A Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Class A Common Stock as a class without our receipt of consideration or should the value of the outstanding shares of our Class A Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments will be made by the Compensation Committee to (i) the maximum number and/or class of securities issuable under the Amended and Restated 2004 Plan, (ii) the maximum number and/or class of securities purchasable per participant on any one purchase date, (iii) the maximum number and/or class of securities purchasable in total by all participants on any one purchase date and (iv) the number and/or class of securities and the price per share in effect under each outstanding purchase right. The adjustments will be made in such manner as the Compensation Committee deems appropriate, and such adjustments shall be final, binding and conclusive.

Mergers and Similar Transactions. If we are the surviving corporation in any merger, reorganization or other business combination, any purchase right granted under the Amended and Restated 2004 Plan will cover the securities or other property to which a holder of the number of shares of our Class A Common Stock would have been entitled pursuant to the terms of the merger. In the event of our dissolution or liquidation, or a merger or consolidation in which we are not the surviving entity, every purchase right outstanding under the Amended and Restated 2004 Plan will terminate.

Termination of Purchase Rights. A participant may withdraw from the Amended and Restated 2004 Plan at any time prior to the next scheduled purchase date, and his or her accumulated payroll deductions or other permitted contributions for the purchase period will be refunded.

A participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason other than retirement on or after attaining age 55. Any payroll deductions which a participant has made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of common stock. Upon a participant’s retirement on or after attaining age 55, his or her accumulated payroll deductions will, at the participant’s election, be refunded immediately or applied to the purchase of shares of our Class A Common Stock on the next scheduled purchase date.

Stockholder Rights. No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability. No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Term and Amendment. The term of the Amended and Restated 2004 Plan will continue in effect until all shares reserved for issuance have been granted to participants, unless terminated earlier by our Board of Directors. The Board of Directors may terminate the Amended and Restated 2004 Plan at any time, which termination will be effective as of the next succeeding purchase date. In addition, the Board of Directors may, without the consent of the participants, amend the Amended and Restated 2004 Plan at any time, provided that no such action will adversely affect outstanding purchase rights granted under the Amended and Restated 2004 Plan, and provided further that no such action by the Board of Directors, without approval of the Company’s stockholders, may: (i) increase the total number of shares of Class A Common Stock available for issuance under the Plan; (ii) change the class of employees eligible to participate in the Amended and Restated 2004 Plan; (iii) decrease the minimum purchase price formula; (iv) extend a purchase period, or (v) extend the term of the Amended and Restated 2004 Plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended and Restated 2004 Plan and the purchase and sale of common stock under the Amended and Restated 2004 Plan. The Amended and Restated 2004 Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. However, taxable income will be recognized by a participant in the year in which there is a sale or other disposition of the purchased shares or in the event the participant dies while owning the purchased shares.

Disposition of Shares Following the Holding Period. If the purchased shares are disposed of within two years after the date on which the Company granted the purchase right or within one year after the date on which a participant purchased the shares (such period, the “Holding Period”), or if the participant dies while owning the purchased shares, the participant will be taxed in the year in which he or she disposes of the Common Stock, or the year in which the participant’s death occurs, as applicable. The participant will recognize ordinary income on an amount equal to the lesser of: (i) the excess, if any, of the fair market value of the purchased shares on the date on which he or she disposed of such shares or the date on which he or she died, as applicable, over the amount paid for the purchased shares, or (ii) the excess of the fair market value of the purchased shares on the date the Company granted the purchase right over the purchase price, determined assuming that the purchase right was exercised on the date granted. The participant will recognize as capital gain any further gain realized by him or her when he or she disposes of the purchased shares (after increasing the tax basis in these shares by the amount of ordinary income realized as described above).

Disposition of Shares During the Holding Period. If a participant disposes of the purchased shares before the Holding Period expires, the participant will be taxed in the year in which he or she dispose of such shares. The participant will recognize ordinary income, reportable for the year of the disposition of such shares, to the extent of the excess of the fair market value of such shares on the date on which the purchase right was exercised, over the purchase price for such shares. The participant will recognize as capital gain any further gain realized by him or her upon the disposition of the shares (after increasing the tax basis in these shares by the amount of ordinary income realized as described above).

If a participant disposes of the purchased shares before the Holding Period expires and the amount realized is less than the fair market value of the shares at the time of exercise, the participant will be taxed in the year in which he or she disposes of such shares. The participant will recognize ordinary income to the extent of the excess of the fair market value of such shares on the date on which the purchase right is exercised, over the purchase price for such shares. the participant will recognize a capital loss to the extent the fair market value of such shares on the exercise date exceeds the amount realized on the sale.

New Plan Benefits

No purchase rights will be granted on the basis of the increase to the share reserve of the Amended and Restated 2004 Plan unless our stockholders approve the Amended and Restated 2004 Plan at the 2013 Annual Meeting.

2004 Employee Stock Purchase Plan Purchases

The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock purchased under the 2004 Plan from April 1, 2004 through March 31, 2013, and the weighted average purchase price paid per share. The Company’s non-employee directors are not entitled to participate in the 2004 Plan.

Name and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price ($)
Francisco D’Souza Chief Executive Officer	—	—
Gordon J. Coburn President	8,637	$25.75
Karen McLoughlin Chief Financial Officer	4,844	$35.27
Ramakrishnan Chandrasekaran Group Chief Executive – Technology and Operations	—	—
Malcolm Frank Executive Vice President, Strategy and Marketing	—	—
Rajeev Mehta Group Chief Executive – Industries and Markets	8,637	$25.75
All Named Executive Officers as a group	22,118	$27.84
All employees, including current officers who are not Named Executive Officers, as a group	7,261,577	$35.25

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of our Amended and Restated 2004 Plan.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our selection of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our selection is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for 2012. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. One or more representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the selection of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it selects the independent auditors for 2014. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to select a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast. Abstentions will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 6:

STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER ACTION BY WRITTEN CONSENT

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of not less than 100 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 6 — Right to Act by Written Consent

Resolved, Shareholders request that our Board of Directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company “Very High Concern” in Takeover Defenses. Our company’s Board was classified, which would make more difficult and lengthy any attempt to gain control of a majority of the Board. In addition, our company had charter and bylaw provisions that would make it difficult or impossible for shareholders to achieve control by enlarging the Board or removing directors and filling the resulting vacancies. There was also a poison pill in place.

Three directors were age 70 to 75 — succession planning concern. Thomas Wendel, Robert Weissman, Robert Howe and John Klein each had 11 to 14 years long-tenure. Plus these long-tenured directors controlled 75% of our executive pay committee, 67% of our nomination committee and 50% of our audit committee. Director independence erodes after 10-years. GMI said long-tenure could hinder director ability to provide effective oversight. A more independent perspective would be a priceless asset for our Board of Directors.

Lakshmi Narayanan did not own any stock after 9-years on our Board. Shareholder confidence in our Board’s commitment to increasing shareholder value may be compromised when our directors do not share the risk of investors.

Please vote to protect shareholder value:

Right to Act by Written Consent – Proposal 6

Statement of Opposition and Recommendation of the Board of Directors

In light of the Company’s existing corporate governance practices and policies, the Board of Directors believes that adoption of this proposal would NOT be in the best interests of all stockholders and is unnecessary. Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons:

The Company’s existing corporate governance practices and policies already ensure stockholder democracy and the accountability of our Board of Directors.

The Board believes that the adoption of this proposal is ill-advised, particularly in light of the corporate governance practices and shareholder protections the Company currently has in place and is in the process of implementing. In contrast to our current shareholder protections, which we believe are for the benefit of all of our stockholders, allowing stockholder action by written consent would leave the company and its stockholders vulnerable to small groups of activist investors who do not owe fiduciary duties to the company.

Most important, we believe stockholder rights are better protected by the special meeting provisions the Company currently has in place, which provide that stockholders may propose any proper matter for a vote at our annual meeting and that any stockholder, or group, owning at least 25% of the Company’s Class A Common Stock, has the right to call a special meeting of stockholders at any time. Consequently, stockholders currently have the ability to raise important matters and bring such matters to a vote of other stockholders at any time during the year. All stockholders have the opportunity to express views and vote on proposed actions and to participate in such meetings, which occur at a time and date announced publicly in advance.

By contrast, stockholder action by written consent enables a stockholder or a small group of stockholders who owe no fiduciary responsibilities to other stockholders to use the written consent procedure to take action without a meeting and without giving notice to the other stockholders or the Company. Following such action by written consent, the Board might be denied a meaningful opportunity to consider the merits of the proposed action, to consider alternative courses of action that the Board might deem in the best interest of stockholders or to communicate with stockholders. Action by written consent deprives stockholders of an opportunity to participate in a meeting, consider arguments for and against a proposed action and deliberate in an open and clear manner prior to voting. Action by written consent also potentially facilitates short-term stock manipulation by activist investors and short-term focused hedge funds at the expense of the interests of long-term stockholders, who may be disenfranchised through action taken by written consent. The Board strongly believes that stockholder democracy can best be ensured by stockholder action taken at an appropriately called annual or special meeting of stockholders.

Moreover, the Company has already implemented, or is in the process of implementing, a number of additional corporate governance practices and policies that ensure the right of our stockholders and the accountability of our Board of Directors, including:

•

Majority Voting in Director Elections. The Company’s Amended and Restated By-Laws provide that, in an uncontested election of Directors, a director nominee must receive more “for” votes that “against” votes to be elected. Our Corporate Governance Guidelines provide that any incumbent director nominee who fails to receive the requisite number of votes is expected to tender his or her resignation.

•

Proposed Board Declassification. In this year’s proxy statement, the Board of Directors has proposed and recommended that stockholders vote “for” an amendment to the Company’s Certificate of Incorporation to declassify our Board of Directors and provide for the annual election of all directors.

•

No Poison Pill. In 2003, the Company adopted a Rights Plan. That plan expired by its terms on March 5, 2013, and the Company decided not to adopt a new plan or amend the existing one to extend its term.

We believe that our existing corporate governance practices and policies strike the optimal balance between facilitating the monitoring of Board members by stockholders and enabling stockholders to act quickly in support of their interests, while avoiding the governance risk associated with the ability for stockholders to act by written consent.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board of Directors unanimously recommends a vote AGAINST the proposal regarding stockholder action by written consent.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position	In Current Position Since
Lakshmi Narayanan(1)	60	Vice Chairman and Director	2007
Francisco D’Souza(2)	44	Chief Executive Officer and Director	2007
Gordon J. Coburn(3)	49	President	2012
Karen McLoughlin(4)	48	Chief Financial Officer	2012
Ramakrishnan Chandrasekaran(5)	55	Group Chief Executive—Technology and Operations	2012
Rajeev Mehta(6)	46	Group Chief Executive—Industries and Markets	2012
Malcolm Frank(7)	46	Executive Vice President, Strategy and Marketing	2012
Steven Schwartz(8)	45	Senior Vice President, General Counsel and Secretary	2007

(1)	Lakshmi Narayanan was appointed Vice Chairman of the Board of Directors, effective January 1, 2007. Mr. Narayanan served as our Chief Executive Officer from December 2003 through December 2006 and as our President from March 1998 through December 2006. Mr. Narayanan joined our Indian subsidiary as Chief Technology Officer in 1994 and was elected President of such subsidiary on January 1, 1996. Prior to joining us, from 1975 to 1994, Mr. Narayanan was the regional head of Tata Consultancy Services, a large consulting and software services company located in India. Mr. Narayanan serves on the board of directors and as the Chairman of the Governance Committee of TVS Capital Funds Limited. Mr. Narayanan holds a Bachelor of Science degree, a Master of Science degree and a Management degree from the Indian Institute of Science.

(2)	Francisco D’Souza was appointed President and Chief Executive Officer and became a member of the Board of Directors, effective January 1, 2007. Effective February 6, 2012, Mr. D’Souza ceased serving as our President, at which time Mr. Coburn was appointed to such position. Mr. D’Souza served as our Chief Operating Officer from December 2003 through December 2006. Prior to that, from November 1999 to December 2003, he served as our Senior Vice President, North American Operations and Business Development. From March 1998 to November 1999, he served as our Vice President, North American Operations and Business Development and as our Director-North American Operations and Business Development from June 1997 to March 1998. From January 1996 to June 1997, Mr. D’Souza was engaged as our consultant. From February 1995 to December 1995, Mr. D’Souza was employed as Product Manager at Pilot Software. Between 1992 and 1995, Mr. D’Souza held various marketing, business development and technology management positions as a Management Associate at The Dun & Bradstreet Corporation. While working at The Dun & Bradstreet Corporation, Mr. D’Souza was part of the team that established the software development and maintenance business conducted by us. Mr. D’Souza is a member of the Board of Directors of the General Electric Company. Mr. D’Souza also serves on the Board of Trustees of Carnegie Mellon University, the Board of Trustees of The New York Hall of Science and the Board of Directors of the U.S.-India Business Council. Mr. D’Souza holds a Bachelor of Business Administration degree from the University of Macau (formerly known as the University of East Asia) and a Master of Business Administration degree from Carnegie Mellon University.

(3)

Gordon Coburn was appointed President of the Company, effective February 6, 2012. From March 1998 until February 6, 2012, Mr. Coburn served as the Company’s Chief Financial Officer and Treasurer and from January 2007 until February 6, 2012, Mr. Coburn also held the position of Chief Operating Officer.

Mr. Coburn also served as the Company’s Executive Vice President from December 2003 through December 2006. From November 1999 to December 2003, he served as our Senior Vice President. He previously was our Vice President from 1996 to November 1999. Mr. Coburn served as Senior Director—Group Finance and Operations for Cognizant Corporation from November 1996 to December 1997. From 1990 to October 1996, Mr. Coburn held key financial positions with The Dun & Bradstreet Corporation. Mr. Coburn serves on the board of directors of The Corporate Executive Board Company and TechAmerica. He also served on the board of directors of ICT Group, Inc. until its acquisition on February 2, 2010. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College.

(4)	Karen McLoughlin was appointed Chief Financial Officer of the Company, effective February 6, 2012. She previously served as the Company’s Senior Vice President of Finance and Enterprise Transformation, a role she held since January 2010. In such role, Ms. McLoughlin was responsible for the Company’s worldwide financial planning and analysis, enterprise risk management and enterprise transformation functions, including the facilitation and execution of various internal reengineering and transformation initiatives designed to enable the Company’s strategic vision. From August 2008 to January 2010, Ms. McLoughlin served as the Company’s Senior Vice President of Finance, responsible for overseeing the Company’s global financial planning and analysis team and enterprise risk management, and from October 2003 until August 2008, Ms. McLoughlin served as the Company’s Vice President of Global Financial Planning and Analysis. Prior to joining Cognizant in October 2003, Ms. McLoughlin held various positions at Spherion Corporation (“Spherion”) from August 1997 to October 2003 and at Ryder System Inc. (“Ryder”) from July 1994 to August 1997. At both Spherion and Ryder, Ms. McLoughlin held financial management positions and was involved in strategic planning, the integration of several mergers and acquisitions, financial systems implementations and corporate reorganizations. Prior to joining Ryder, she spent six years in the South Florida Practice of Price Waterhouse (now PricewaterhouseCoopers). Ms. McLoughlin has a Bachelor of Arts degree in Economics from Wellesley College and a Master of Business Administration degree from Columbia University.

(5)	Ramakrishnan Chandrasekaran was appointed Group Chief Executive—Technology and Operations, effective February 6, 2012. In this role, Mr. Chandrasekaran is responsible for leading our solutions and delivery teams world-wide. From August 2006 to February 2012, he served as our President and Managing Director, Global Delivery, responsible for leading our global delivery organization, spearheading new solutions, and championing process improvements. Mr. Chandrasekaran served as our Executive Vice President and Managing Director from January 2004 through July 2006. Prior to that, from November 1999 to January 2004, he served as our Senior Vice President responsible for Independent Software Vendor, or ISV, relationships, key alliances, capacity growth, process initiatives, business development and offshore delivery. Mr. Chandrasekaran joined us as Assistant Vice President in December 1994, before being promoted to Vice President in January 1997. Prior to joining us, Mr. Chandrasekaran worked with Tata Consultancy Services. Mr. Chandrasekaran holds a Mechanical Engineering degree and Master of Business Administration degree from the Indian Institute of Management

(6)	Rajeev Mehta was appointed Group Chief Executive—Industries and Markets, effective February 6, 2012. In this role, Mr. Mehta is responsible for leading our industry vertical and geographic market operations on a global basis. From August 2006 to February 2012, he served as our Chief Operating Officer, Global Client Services, responsible for our sales, business development and client relationship management organizations. Mr. Mehta, who joined Cognizant in 1997, most recently served as Senior Vice President and General Manager of our Financial Services Business Unit, a position he held from June 2005 to August 2006. From November 2001 to June 2005, he served as our Vice President and General Manager of our Financial Services Business Unit. From January 1998 to November 2001, Mr. Mehta served as our Director of the U.S. Central Region. Mr. Mehta served as our Senior Manager of Business Development from January 1997 to January 1998. Prior to joining Cognizant in 1997, Mr. Mehta was involved in implementing GE Information Services offshore outsourcing program and also held consulting positions at Deloitte & Touche and Andersen Consulting. Mr. Mehta holds a Bachelor of Science degree from the University of Maryland and a Master of Business Administration degree from Carnegie Mellon University.

(7)	Malcolm Frank was appointed Executive Vice President, Strategy and Marketing, effective February 6, 2012. In this role, Mr. Frank is responsible for shaping our corporate strategy and global. Mr. Frank served as our Senior Vice President of Strategy and Marketing from August 2005 to February 2012. In both these roles, Mr. Frank’s responsibilities have included, and continue to include, directing all aspects of our corporate marketing function, including strategy and branding, industry and media relations, corporate communications and corporate marketing. From August 2005 until June 2009, Mr. Frank was also responsible for leading our field marketing function. Prior to joining Cognizant in August 2005, Mr. Frank was co-founder, President and Chief Executive Officer of CXO Systems, Inc., an independent software vendor providing dashboard solutions for senior managers, from March 2002 to July 2005. From June 1999 to September 2002, Mr. Frank was the founder, President, Chief Executive Officer and Chairman of Nervewire Inc. (“Nervewire”), a management consulting and systems integration firm. Prior to founding Nervewire, Mr. Frank was a co-founder, executive officer, and Senior Vice President at Cambridge Technology Partners, where he ran Worldwide Marketing, Business Development, and several business units, from January 1990 to June 1999. Mr. Frank graduated from Yale University with a degree in Economics.

(8)	Steven Schwartz was named Senior Vice President, General Counsel and Secretary in July 2007, having global responsibility for managing Cognizant’s legal function. Mr. Schwartz, who joined Cognizant in 2001, most recently served as Vice President and General Counsel, a position he held from March 2003 to July 2007. From April 2002 to March 2003, he served as our Vice President and Chief Corporate Counsel. From October 2001 to December 2002, he served as our Chief Corporate Counsel. Mr. Schwartz also serves as our Chief Legal Officer. Mr. Schwartz serves on the board of directors of Information Technology Industry Council and Citizen Schools. Mr. Schwartz holds a Bachelor of Business Administration degree from the University of Miami, a Juris Doctor degree from Fordham University School of Law and a Master of Law (in Taxation) degree from the New York University School of Law.

None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Class A Common Stock

The following tables set forth certain information with respect to holdings of each class of our Class A Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A Common Stock as of December 31, 2012 and (ii) each of our Directors (which includes all nominees), each of our Named Executive Officers, and all Directors and executive officers as a group, as of March 28, 2013. Unless otherwise indicated, the address for the individuals below is our address. Except as otherwise noted below or except for shares of our Class A Common Stock held in brokerage accounts which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

Security Ownership of 5% Stockholders

The following table sets forth the persons who, to our knowledge, beneficially owned as of December 31, 2012, more than 5% of the outstanding shares of our Class A Common Stock. This information is based upon information furnished to us by each such person and/or based upon public filings with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	16,558,747	5.5%
FMR LLC(2) 82 Devonshire Street Boston, Massachusetts 02109	17,371,724	5.7%

(1)	Based on a Schedule 13G filed by BlackRock, Inc. on February 14, 2013 for December 31, 2012, disclosing that BlackRock, Inc. has sole voting and dispositive power over 16,558,747 shares of Class A Common Stock. The Schedule 13G reports that beneficial owner subsidiaries of the parent holding company are BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Fund Managers (Isle of Man) Limited, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (Korea) Ltd, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Life Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., and BlackRock Investment Management (UK) Limited.
(2)

This information is based solely on a Schedule 13G/A filed by FMR LLC and Edward C. Johnson 3d on February 14, 2013. According to that Schedule 13G/A, FMR LLC and Edward C. Johnson 3d each are the beneficial owners of 17,371,724 shares of our Class A Common Stock and both have sole power to vote and sole power to dispose of all such shares. FMR LLC’s and Edward C. Johnson 3d’s beneficial ownership includes 14,740,661 shares of Class A Common Stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), 93,779 shares of Class A Common Stock beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, 27,850 shares of Class A Common Stock beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, 326,170 shares beneficially owned by Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, 1,367,245 shares of our Class A Common Stock held by Pyramis Global Advisers Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, and 816,019 shares beneficially owned by FIL Limited, which provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors.

Security Ownership of Directors and Officers

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors (which includes all nominees) and Named Executive Officers:
Francisco D’Souza(3)	763,928	*
Gordon J. Coburn(4)	240,949	*
Lakshmi Narayanan(5)	335,000	*
Ramakrishnan Chandrasekaran(6)	212,064	*
Malcolm Frank(7)	1,888	*
Rajeev Mehta(8)	179,482	*
Karen McLoughlin(9)	61,148	*
Maureen Breakiron-Evans(10)	26,000	*
John N. Fox, Jr.(11)	45,900	*
Robert W. Howe(12)	26,132	*
John E. Klein(13)	326,213	*
Leo S. Mackay, Jr. (14)	—	*
Michael Patsalos-Fox(15)	—	*
Robert E. Weissman(16)	512,888	*
Thomas M. Wendel(17)	75,000	*
All Directors and executive officers as a group (15 persons)(18)	2,806,592	0.93%

*	Less than one percent.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by such stockholder.
(2)	Applicable percentage of ownership is based on an aggregate of 302,484,694 shares of Class A Common Stock outstanding on March 28, 2013. Such percentage also takes into account the Class A Common Stock to which such individual or entity has the right to acquire beneficial ownership within sixty (60) days after March 28, 2013, including, but not limited to, through the exercise of options which are currently exercisable or which will become exercisable within such sixty (60)-day period; however, such Class A Common Stock will not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by Rule 13d-3(d)(1)(i) under the Exchange Act.
(3)	Includes 152,928 shares of Class A Common Stock owned of record, 490,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date, and 121,000 shares of Class A Common Stock owned by the D’Souza Family 2012 Trust. Excludes 369,364 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period.
(4)	Includes 60,949 shares of Class A Common Stock owned of record and 180,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 182,185 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period.

(5)	Represents 335,000 shares of Class A Common Stock underlying options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(6)	Includes 124,064 shares of Class A Common Stock owned of record and 88,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 120,890 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period.
(7)	Includes 555 shares of Class A Common Stock owned of record and 1,333 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 28, 2013. Excludes 42,741 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period.
(8)	Includes 5,935 shares of Class A Common Stock owned of record, 76,290 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date, 48,628 shares of Class A Common Stock owned by the Rajeev Mehta 2012 Irrevocable Trust, and 48,629 shares of Class A Common Stock owned by the Ruchita Mehta 2012 Irrevocable Trust. Excludes 155,645 shares of Class A Common Stock underlying performance stock units and restricted stock units, which vest over time after such period.
(9)	Includes 10,106 shares of Class A Common Stock owned of record, 50,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date, 1,042 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 28, 2013. Excludes 39,845 shares of Class A Common Stock underlying performance stock units and restricted stock units, which become exercisable or vest over time after such period.
(10)	Includes 1,000 shares of Class A Common Stock owned of record, 25,000 shares of Class A Common Stock underlying options which were exercisable as of March 28, 2013 or 60 days after such date and 5,875 shares of Class A Common Stock subject to restricted stock units which are vested as of March 28, 2013. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable after such period.
(11)	Includes 2,500 shares of Class A Common Stock owned of record and 43,400 shares of Class A Common Stock underlying options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(12)	Includes 11,132 shares of Class A Common Stock owned of record and 15,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(13)	Includes 247,277 shares of Class A Common Stock owned of record, 10,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2012 or 60 days after such date, and 68,936 shares of Class A Common Stock owned by the John E. Klein Family 2012 Irrevocable Trust. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(14)	Excludes 12,253 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.
(15)	Excludes 12,789 shares of Class A Common Stock underlying options and restricted stock units, which become exercisable or vest over time after such period.
(16)	Includes 497,888 shares of Class A Common Stock owned of record and 15,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.
(17)	Includes 50,000 shares of Class A Common Stock owned of record and 25,000 shares of Class A Common Stock subject to options which were exercisable as of March 28, 2013 or 60 days after such date. Excludes 15,000 shares of Class A Common Stock underlying options which become exercisable over time after such period.

(18)	Includes an aggregate of 1,164,334 shares of Class A Common Stock owned of record, 1,352,690 shares of Class A Common Stock underlying options granted to our Directors and executive officers which are exercisable as of March 28, 2013 or within 60 days after such date, 2,375 shares of Class A Common Stock subject to restricted stock units which are scheduled to vest within 60 days of March 28, 2013, and 287,193 shares of Class A Common Stock held in various trusts. Excludes 1,040,712 shares of Class A Common Stock underlying options, performance stock units and restricted stock units, which become exercisable or vest over time after such period.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Since January 1, 2012, there were no related person transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K other than such matters disclosed herein under the captions “Executive Compensation” and “Election of Directors—Compensation of Directors.”

Review of Related Person Transactions

The Audit Committee of the Company is responsible for reviewing and approving all transactions between us and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of Directors and as individual directors. The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. The Company’s legal staff is primarily responsible for monitoring and obtaining information from our directors and executive officers with respect to potential related person transactions, and for then determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in any transaction with us. To help our legal staff identify related person transactions, each year, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

In addition, our Code of Ethics describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to, in the case of employees, notify our Chief Compliance Officer or General Counsel, or in the case of executive officers and directors, notify our General Counsel or Board of Directors. A copy of our Code of Ethics is posted in the “About Us” section of the “Company” page of our website under the “Corporate Governance” tab located at www.cognizant.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulation to furnish us with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the year ended December 31, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

2012 Fiscal Year Company Performance Overview

In spite of the continued economic slowdown in 2012, the Company experienced industry leading performance for 2012 with year-over-year revenue growth of 20.0%. Our business segments had year-over-year revenue growth ranging from 12.0% to 25.2%, and we continued to expand our service offering enabling us to provide better support to our customers, including strengthening our offerings in consulting, infrastructure management and business and knowledge process outsourcing. Our service offerings expanded, including IT IS and BPO services, which enabled us to cross-sell new services to our customers and meet the rapidly growing demand for complex large-scale outsourcing solutions. We increased penetration at existing customers, including strategic customers and we benefited from the continued expansion of the market for global delivery of IT services and business process outsourcing.

The Compensation Committee took into account the Company’s performance relative to the industry during 2012 by making certain restricted and performance stock unit grants as described in more detail below. The Company viewed these grants as appropriate to properly align the pay to our executives with the Company’s performance. The Compensation Committee based its determinations regarding increases in base salaries for 2012 and target bonus amounts for 2012 on the Company’s strong performance during 2011, a review of industry benchmarks, the improving market environment and growth of our Company and responsibilities of our Named Executives.

2012 Fiscal Year Compensation Framework

Our executive compensation program is designed to motivate, retain and engage our executive leadership and appropriately reward them for their contributions to the achievement of our business strategies and goals. In order to achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of the following fixed and variable compensation elements:

Compensation Element	Characteristics	Purpose
Base Salary	Fixed. Cash payment based upon scope of responsibilities, experience and individual performance.	Offers stable source of income at a competitive level.
Short-Term Incentive	Variable. Performance based opportunity. Annual cash incentive tied to achievement of designated, short-term financial and strategic objectives.	Motivate and reward executives for achievement of Company financial and strategic objectives.
Long-Term Incentive	Variable. Performance and service based. Equity incentives with performance vesting and service requirements.	Intended to reward achievement of financial objectives and long-term performance of our common stock. Rewards continued service with the Company.

Governance Practices

The Company has several governance practices that it believes support our good compensation practices:

•	The Compensation Committee is comprised of independent directors;

•

To assist in analyzing compensation decisions, the Compensation Committee directly retains an independent compensation consultant who works directly with the committee and does not provide other services to the Company;

•	The Company maintains a formal clawback policy applicable to any performance based compensation paid to its executives;

•	The Company maintains stock ownership and holding guidelines;

•	The Company maintains a policy prohibiting its directors, officers and other employees from buying or selling puts, calls or other derivative securities of the Company; and

•	The Company maintains a policy prohibiting its directors, officers and other employees from engaging in short sales of the Company’s securities.

Overview of Compensation Program and Philosophy

The following Compensation Discussion and Analysis describes the material elements of compensation for our Named Executives who are identified in the 2012 Summary Compensation Table below. The Named Executives are the individuals who served during 2012 as our Chief Executive Officer; President; Chief Financial Officer; Group Chief Executive – Technology and Operations; Group Chief Executive – Industries and Markets; and Executive Vice President, Strategy and Marketing.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our Named Executives. The Compensation Committee operates under a written charter adopted by our Board of Directors and is comprised entirely of independent, non-employee directors as determined in accordance with various NASDAQ Stock Market, SEC and Internal Revenue Code rules. The Compensation Committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

Compensation Program Objectives

The Compensation Committee has designed the executive compensation program for our Named Executives to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•

Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

We believe our approach to goal setting and setting of targets with payouts at multiple levels of performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking, but to reward meeting strategic company goals that enhance shareholder value. In addition, we believe that the mix of equity award instruments used under our long-term incentive program that includes full value awards as well as the multi-year vesting of our equity awards also mitigates risk and properly accounts for the time horizon of risk.

We do not believe that any of our compensation policies create risks that are reasonably likely to have a material adverse effect on the Company.

Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual, nonbinding advisory vote on executive compensation. At the Company’s Annual Meeting of Stockholders held on June 5, 2012, approximately 97% of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the proposal. Our Compensation Committee considered the outcome of that advisory vote to be an endorsement of the Compensation Committee’s compensation philosophy and implementation. As such, in making its decisions regarding executive compensation for 2012, the Compensation Committee considered the significant level of shareholder support for our compensation program and chose to retain the 2011 structure of the executive compensation program, including the ratio of performance-based compensation to all other compensation and the ratio of performance-based equity compensation to time-based equity compensation, while making quantitative adjustments to reflect the performance of the Company and our Named Executives in 2011. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executives.

Determination of Competitive Compensation and Engagement of Compensation Consultant

To achieve its objectives for our executive compensation program, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other growth technology-related companies that compete with us for executive talent. The Compensation Committee has periodically engaged an independent consultant to provide additional assurance that the Company’s executive compensation programs are reasonable and consistent with its objectives. The consultant reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Although the Compensation Committee reviews the compensation practices of our peer companies as described below, the Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, as described below, the Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each Named Executive as well as the Company’s overall financial performance. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

In 2012, the Compensation Committee engaged Pay Governance, LLC, an independent executive compensation advisory firm, to review all elements of executive compensation, benchmark such compensation in relation to other comparable companies with which we compete for executive talent and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages which will result in the attainment of our short-term and long-term strategic objectives. The Compensation Committee asked Pay Governance, LLC to provide the benchmark data for purposes of setting 2012 compensation. Pay Governance, LLC benchmarked our executive compensation against a group of technology-related firms selected based on revenue, headcount and market capitalization, including: Accenture Plc, Automatic Data Processing, Inc., CA, Inc., Computer Sciences Corporation, Convergys Corporation, Fidelity National Information Services, Inc., Fiserv, Inc., MasterCard, Inc., NetApp, Inc., SAIC, Inc., Symantec Corporation, Visa, Inc., and Yahoo! Inc.

The Compensation Committee has assessed the independence of Pay Governance, LLC and concluded that no conflict of interest exists that would prevent Pay Governance, LLC from providing independent advice to the Compensation Committee regarding executive and director compensation matters.

Role of Executive Officers in Determining Executive Compensation

Our Chief Executive Officer, aided by our President, provided statistical data and made recommendations to the Compensation Committee to assist it in determining 2012 compensation levels. In addition, our Chief Executive Officer provided the Compensation Committee with a review of the performance of the other executive officers. While the Compensation Committee utilized this information and valued management’s observations with regard to compensation, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Components of Compensation

Our executive compensation program utilizes three primary components to achieve the foregoing objectives. These three components comprise an executive’s total direct compensation: base salary, non-equity incentive awards for annual financial performance, and periodic stock-based awards. Prior to 2007, equity compensation was granted primarily in the form of stock options which derived their value from appreciation of the market price of our Class A Common Stock. Grants of performance-based stock units were introduced in 2007 and grants of restricted stock units were introduced in 2008.

Internal Pay Equity

Our compensation programs are designed so that potential realizable compensation is set relative to each executive’s level of responsibility and potential impact on our performance. While the compensation levels and design may be similar for executives at the same level, actual compensation may vary due to changes in individual performance over time.

Base Salary

The Compensation Committee reviews the base salaries of our Named Executives on an annual basis. The primary objective of the base salary component of an executive’s total direct compensation is to provide financial stability and certainty through market competitive salary levels, recognizing each Named Executive’s experience, knowledge, skills, relative value and sustained contribution to our Company. We make periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and our financial situation. Consideration is also given to relative responsibility, seniority, experience and performance of each individual Named Executive. No specific weight was assigned to any of the above criteria relative to the Named Executives’ compensation. The Compensation Committee does not attempt to set compensation components to meet specific benchmarks relative to our peers because the Compensation Committee believes that excessive reliance on benchmarking is detrimental to stockholder interests because it can result in compensation that is unrelated to the value delivered by the Named Executives. In addition, base salaries are also set with consideration given to the location of our executives, such as with Mr. Chandrasekaran based in India and Ms. McLoughlin and Messrs. D’Souza, Coburn, Mehta and Frank based in the United States.

Based on this analysis, effective January 1, 2012, the base salaries of our Named Executives were set as follows:

Name	2012 Base Salary
Francisco D’Souza	$590,000
Gordon Coburn	$561,000
Karen McLoughlin	$350,000
Ramakrishnan Chandrasekaran	$195,000	(1)
Malcolm Frank	$360,000
Rajeev Mehta	$448,000

(1)	Base salary rate is inclusive of the Company’s matching contribution to the India Provident Fund. Such amount is included in the target in determining bonuses under the executive officer bonus program. The salary of Mr. Chandrasekaran will be converted into and paid in Indian rupees at the USD/INR exchange rate as in effect on December 31, 2008 of 48.58. The Compensation Committee determined to fix the foregoing exchange rate in order to eliminate the effect of currency fluctuation on the executives’ compensation. Mr. Chandrasekaran’s annual base salary of $195,000 is also inclusive of the Company’s cost to provide Mr. Chandrasekaran with a Company vehicle of approximately $38,829.

Annual Non-Equity Incentive

We have designed our annual non-equity incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of organizational financial goals and by recognizing superior performance. The annual cash incentive bonuses are intended to compensate individuals for the achievement of these goals. The Compensation Committee determines actual cash incentive bonuses after the end of the fiscal year based upon the Company’s performance.

The Compensation Committee believes that each Named Executive’s annual cash incentive bonus should be based upon the achievement of financial goals, which are tied to metrics that are valued by our stockholders. The Compensation Committee believes that our stockholders value and measure the performance of the Named Executives based principally on the growth of Company revenue, earnings and cash flow. Consequently, the Compensation Committee believes that setting incentive targets based upon revenue, earnings and Days Sales Outstanding (DSO) is appropriate. Over the past several years, one of our principal goals has been to grow revenue at an industry-leading pace, while maintaining operating margin and DSO. The annual cash incentive bonus target has been set in an effort to achieve this operating performance. We set annual incentive target levels for our Named Executives based on a percentage of their salary. For 2012, the applicable percentages were as follows:

Name	2012 Target Bonus Award	Percentage of Salary Payable at Target Award Level
Francisco D’Souza	$501,500	85%
Gordon Coburn	$476,850	85%
Karen McLoughlin	$297,500	85%
Ramakrishnan Chandrasekaran	$165,750	85%
Malcolm Frank	$306,000	85%
Rajeev Mehta	$380,800	85%

The Compensation Committee determined the revenue (subject to certain adjustments), earnings (operating income before charges for stock-based compensation costs incurred by us (or any of our subsidiaries)) and DSO targets for the 2012 fiscal year that would be used for each of the Named Executives, and it also set a minimum and maximum threshold for each component of the annual incentive target as shown in the table below.

	Threshold	Target	Maximum
	(dollars in thousands)
Revenue	$7,153,500	$7,530,000	$7,906,500
Earnings	$1,415,500	$1,490,000	$1,564,500
Days sales outstanding	81	70	60
Payout as a percent of target	50%	100%	200%

In addition, the Compensation Committee determined that the weighting of the components of the annual cash incentive bonus target would be:

Element	Weighting Percentage (%)
Achievement of revenue target	50%
Achievement of earnings target	40%
Achievement of DSO target	10%

Due to the high growth objectives set for the revenue and earnings components, there was substantial uncertainty at the time the Compensation Committee established the performance goals for 2012 as to the likelihood of the Company’s attainment of the targeted levels of performance.

The maximum amount a Named Executive can earn under the annual cash incentive bonus plan is 200% of the target bonus amount, and for performance below the threshold level, no bonus will be paid for a particular component. Based on the 2012 corporate performance against the metrics described above, the Compensation Committee approved the following annual bonus payments to the Named Executives, which represents approximately 80.9% of the target bonus amount for each Named Executive:

Name	2012 Bonus Award
Francisco D’Souza	$405,780
Gordon Coburn	$385,835
Karen McLoughlin	$240,717
Ramakrishnan Chandrasekaran	$134,114
Malcolm Frank	$247,595
Rajeev Mehta	$308,118

Long-Term Incentives—Stock-Based Awards

We provide long-term incentive compensation through stock-based awards. Prior to 2008, we made such awards in the form of stock options and/or performance-based stock units that vest over multiple years. During 2008, based upon a study prepared by the independent compensation consulting firm then engaged by the Compensation Committee, our Compensation Committee modified its strategy on the use of stock-based compensation to discontinue annual grants of stock options and to include the use of restricted stock units. Our Compensation Committee continued such strategy during 2010, 2011 and 2012 with the awards of restricted stock units and performance-based stock units to our Named Executives. We believe that such restricted stock units and performance-based stock units are a valuable component of our long-term incentive program for several reasons, including ongoing concerns over the dilutive effect of option grants on our outstanding shares, our desire to make a portion of our Named Executives’ compensation less subject to market volatility, and to create a retention mechanism which creates the incentive to maximize stockholder value.

The Compensation Committee currently plans to use a combination of stock options, performance-based stock units, and/or restricted stock units in future years. We believe that stock-based grants provide our executive officers with a strong incentive to manage the Company from the perspective of an owner with an equity stake in the long-term success of the business, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention, because this feature provides an incentive to our executive officers to remain in our employ during the vesting period.

In considering the grants for the 2012 fiscal year, the Compensation Committee first established a target compensation value that it wanted to deliver to the Named Executives through long-term equity awards. In doing so, the Compensation Committee took into account various factors, including the number of stock options, restricted stock units and performance-based stock units that each of our executive officers had previously been awarded, the gains realized in connection with prior option grants and the number of vested and unvested options held by that individual, the expected value of outstanding performance-based stock units, the base salary of the executive officer and the heavy weight placed on equity in the mix of total compensation, and the perceived retention value of the total compensation package in light of the competitive environment. The Compensation Committee also took into account the size of comparable awards made to individuals in similar positions within the industry, the scope, responsibility and business impact of the officer’s position, the individual’s potential for increased responsibility and promotion over the performance unit term, and the individual’s personal experience and performance in recent periods. Once the target value was established, the Compensation Committee determined the number of restricted stock units and performance-based stock units by reference to the current value of the Company’s Class A Common Stock.

Based on the foregoing considerations, in December 2012, the Compensation Committee approved the award of the following restricted stock units to our Named Executives:

Name	Date of Grant	Number of Restricted Stock Units
Francisco D’Souza	December 3, 2012	50,138
Gordon Coburn	December 3, 2012	26,793
Karen McLoughlin	December 3, 2012	10,010
Ramakrishnan Chandrasekaran	December 3, 2012	17,220
Malcolm Frank	December 3, 2012	9,835
Rajeev Mehta	December 3, 2012	23,188

Such restricted stock units were granted pursuant to the terms and conditions of the Company’s 2009 Incentive Plan and the related Stock Unit Award Agreements.

The December 2012 restricted stock units, referred to herein as the December 2012 Stock Units, vest in quarterly installments over three years, with 1/12th of the December 2012 Stock Units vesting on each March 3, June 3, September 3 and December 3 of each of years 2013, 2014 and 2015.

Also, based on the foregoing considerations, in December 2012, the Compensation Committee approved the award of the following performance-based stock units, also referred to herein as the Performance Units:

Name	Date of Grant	Number of Performance Units
Francisco D’Souza	December 3, 2012	93,113
Gordon J. Coburn	December 3, 2012	49,758
Karen McLoughlin	December 3, 2012	18,590
Ramakrishnan Chandrasekaran	December 3, 2012	31,980
Malcolm Frank	December 3, 2012	18,265
Rajeev Mehta	December 3, 2012	43,063

The Performance Units are subject to attainment of certain performance milestones as well as certain continued service requirements. The Performance Units vest, if at all, based upon the level of achievement of the revenue milestone, also referred to herein as the Performance Milestone, set forth below as follows:

(a)	0% of the Performance Units will vest if the Company’s 2013 revenue is less than $8,220,000,000.

(b)	50% of the Performance Units will vest upon the Company’s achievement of 2013 revenue of $8,220,000,000.

(c)	100% of the Performance Units will vest upon the Company’s achievement of 2013 revenue of $8,515,000,000.

(d)	200% of the Performance Units will vest upon the Company’s achievement of 2013 revenue of $9,175,000,000 or greater.

Whether and to what extent the Performance Milestone has been achieved will be determined by the Compensation Committee in its sole and absolute discretion based upon the audited financials for the 2013 fiscal year. The number of Performance Units that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number (e.g., 101.74 rounded down to 101).

In addition, of the Performance Units that vest based upon attainment of the Performance Milestone, shares of Company Class A Common Stock underlying 1/3rd (or 33.33%) of such vested Performance Units, rounded down to the nearest whole number, will be issued on the eighteen-month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, and shares of Company Class A Common Stock underlying the remaining 2/3rds (or 66.67%) of the vested Performance Units will be issued on the thirty-six month anniversary of the date of grant; provided that the Named Executive remains in the Company’s service through such anniversary date, each such date referred to herein as the Issue Date. For the avoidance of doubt, a Named Executive shall only be entitled to have shares of Company Class A Common Stock underlying Performance Units issued to him if the applicable Performance Milestone is achieved based on the schedule set forth above and the Named Executive remains in the service of the Company through the applicable Issue Date.

Supplemental Retirement Programs

Other than the Cognizant Technology Solutions Supplemental Retirement Plan, described below, we do not have any non-qualified deferred compensation programs, pension plans or pre-tax supplemental executive retirement plans for our executive officers, except for Mr. Coburn. We established a non-qualified deferred compensation program for Mr. Coburn in order to provide him with the equivalent economic value of the retirement plan in which he participated while the Company was majority-owned by IMS Health. Accordingly, Mr. Coburn is entitled to an annual Company contribution to his non-qualified deferred compensation account equal to 6% of his base salary and earned annual performance bonus.

In addition, our U.S.-based executive officers who are subject to contribution restrictions under our 401(k) savings plan due to statutory limits that apply to highly-compensated employees are eligible to participate in the Cognizant Technology Solutions Supplemental Retirement Plan, referred to herein as the CSRP, on the same basis as all other regular U.S.-based employees. The CSRP is a non-qualified savings plan in which the employee’s contributions are made on a post-tax basis to an individually owned, portable and flexible retirement plan held with a life insurance company. The CSRP works alongside established qualified retirement plans such as our 401(k) savings plan or can be the basis for a long term stand-alone retirement savings plan. We provide a fully vested incentive match following the same formula as our 401(k) savings plan. Because the CSRP is not subject to the same IRS non-discrimination rules as our 401(k) savings plan, employees that face limitation on their 401(k) contributions due to these rules can avail themselves of the CSRP without foregoing the Company match. Although there is a limit in the amount of employer contributions, there is no limit to the amount an employee may contribute to the CSRP and it can be used in concert with other retirement strategies that may be available outside of our Company.

Broad-Based Programs

Our U.S.-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, and 401(k) savings plan, post-tax supplemental retirement plan and our employee stock purchase plan on the same basis as all other regular employees. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of eligible compensation contributed during each pay period, subject to applicable IRS limits. The matching contributions immediately vest. The 401(k) savings plan and other generally available benefit programs allow us to remain competitive for employee talent.

Our India-based executive officers are eligible to participate in our broad-based medical, dental and vision insurance, life and accidental death insurance, as well as in the India Provident Fund and India Gratuity Plan, which are statutory benefit programs, on the same basis as all other regular Indian-based employees. Under the India Provident Fund, we make a matching contribution equal to 12% of the employee’s “basic” salary, which is a component of the employee’s total salary. This contribution immediately vests. The India Gratuity Plan provides for a lump-sum payment, based on number of years of service, to an employee upon termination of employment from the Company.

We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The Company’s philosophy is to provide a minimal amount of personal benefits perquisites to its executives and generally only when such benefits have a business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and items of technology to allow them to operate “around the clock” in a “virtual office” environment. However, we do not view these expenses as executive perquisites because they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees. In addition, if an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend, the Company reimburses the executive for the related travel expenses. Each of the Named Executives receives a perquisite in the form of an annual physical exam.

In addition, the Company provides Mr. D’Souza with limited access to an administrative assistant of the Company for his personal business purposes. Mr. D’Souza does not reimburse the Company for its cost of providing the administrative services and the Company pays him an additional amount to help offset any income taxes associated with the receipt of such services.

Compensation Policies

Stock Ownership Guidelines

The Company maintains a stock ownership and retention policy which is applicable to the Named Executives and non-employee directors. The policy requires such individuals, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company. The policy expects each individual to attain a minimum share ownership level equal to the lesser of a certain number of shares and their base salary times a certain multiplier, as indicated below:

Officer or Director Level	Ownership Target
Chief Executive Officer	Lesser of 5x annual base salary and 50,000 shares
U.S.-based named executive officer (other than Chief Executive Officer)	Lesser of 4x annual base salary and 30,000 shares
India-based named executive officer	Lesser of 4x annual base salary and 15,000 shares
Chairman of the Board of Directors (or Lead Director, if applicable)	Lesser of 4x annual retainer and 10,000 shares
Vice Chairman of the Board of Directors	Lesser of 4x annual base salary and 10,000 shares
Non-employee directors	Lesser of 4x annual retainer and 3,000 shares

Clawback Policy

The Company maintains a Clawback Policy which applies to all Named Executives and certain other members of management. The policy provides that if the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, that is caused directly or indirectly by any current or former employee’s gross negligence, willful fraud or failure to act that affects the performance measures or the payment, award or value of any compensation which is based in whole or in part on the achievement of financial results by the Company, the Company may recover from any employee covered by the policy, regardless of whether or not such employee engaged in the applicable misconduct, the difference between (1) the amount of any such incentive compensation actually paid or awarded to, or realized by, the covered employee during the preceding three years, and (2) the amount of any such incentive compensation that would have been paid or awarded to, and value that would have been realized by, the covered employee based on the financial results under the restatement, as determined in the sole discretion of the Compensation Committee.

To the extent the applicable restatement is caused directly or indirectly by any current or former covered employee’s willful fraud or intentional manipulation of performance measures that affect the payment, award or value of incentive compensation, the Company may recoup from such covered employee responsible for the fraud or manipulation, the difference between (1) the amount of any such incentive compensation actually paid or awarded to, and value of any such incentive compensation realized by, such covered employee at any time while a covered employee, and (2) the amount of any such incentive compensation that would have been paid or awarded to, and value of any incentive compensation that would have been realized by, such covered employee at any time while a covered employee based on the financial results under the restatement, as determined in the sole discretion of the Compensation Committee.

Equity Grant Practices

The Compensation Committee or the Board of Directors approves the stock-based equity awards, such as the restricted stock units and performance-based stock units, at its regularly scheduled meetings or by written consent. Awards approved during a regularly scheduled meeting become effective on the date of the meeting or as of a future date, as specified by the Compensation Committee or the Board of Directors in its approval. Awards approved by unanimous written consent become effective as of the date the Company is in receipt of all signed consents or as of a future date, as specified by the Compensation Committee or the Board of Directors in the written consent. In addition, our Board of Directors has authorized an executive committee of Company management, comprised of Messrs. Narayanan, D’Souza and Coburn (the “Executive Committee”) to grant stock-based equity awards to newly hired and existing employees. Stock options granted by the executive committee of Company management shall be granted in accordance with the Company’s policy governing the issuance of stock options which is detailed below. The grant of restricted stock units and performance-based stock units are not covered by the policy governing the issuance of stock options.

The Compensation Committee and the Board of Directors do not engage in any market timing of the stock-based equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. It is our intent that all stock option grants, whether made by the Board of Directors, the Compensation Committee or the Executive Committee, have an exercise price per share equal to the fair market value of our Class A Common Stock based on the closing market price per share on the grant date.

The Company has a written policy governing the grant of stock options. The policy applies equally to grants of stock options to executives and other employees. The policy provides, among other things, that:

•

Stock option grants may be made by the Executive Committee, the Board of Directors or the Compensation Committee, provided the Executive Committee shall not grant options to any of its members, to any employee subject to Section 16 reporting as defined by the SEC that are not members of the Executive Committee or to anyone who is or may be a “covered employee” under Section 162(m) of the Internal Revenue Code (the “Code”) that are not members of the Executive Committee;

•

The exercise price of each stock option shall not be less than 100 percent of the fair market value of our Class A Common Stock on the date of grant based on the closing market price per share on such date;

•

Stock options granted by the Executive Committee must be within the guidelines set forth in the policy and may only be granted on the fourteenth (14th) day of a calendar month or, if the fourteenth (14th) day is a day that the Class A Common Stock is not publicly traded, then on the last preceding trading date. The grants are reported to the Board at its next regularly scheduled meeting;

•

Except for grants to non-employee members of the Board (which shall only be issued with a grant date coincident with the date of the Company’s Annual Meeting of Stockholders or, with respect to the initial grant made to a non-employee Board member who is first elected or appointed to the Board other than at the Annual Meeting, the date of his or her initial election or appointment to the Board), no stock options shall be granted on a date that falls within one of the Company’s earnings black-out periods (period beginning fifteen days prior to the end of each fiscal quarter (i.e., March 31, June 30, September 30 and December 31) and ending with and including the second full trading day following the quarterly announcement of the earnings of the Company for such quarter);

•

No stock options shall be granted by the Executive Committee to one individual that collectively exceed 10,000 shares (subject to certain adjustments provided for under the policy) during any rolling twelve month period without approval by the Board or the Compensation Committee;

•

No stock option grant by the Executive Committee shall have a term in excess of ten years; a vesting schedule other than twenty-five (25) percent per year over a four-year period measured from the grant date; or contain terms other than those specified in the applicable plan document; and

•

All option grants to employees subject to Section 16 reporting as defined by the SEC shall be made by the Compensation Committee comprised solely of two or more “outside directors” as determined under Internal Revenue Code Section 162(m) and the applicable Treasury Regulations (or by the Board so long as (i) any member of the Board that does not so qualify as such an outside director recuses himself or herself, and (ii) any such grant is made by two or more members of the Board who do qualify as such outside directors).

Ongoing and Post-Employment Compensation

The Company recognizes that a change of control can create uncertainty for its employees that may result in loss or distraction of executives during a critical period. As a result, in February 2013, we entered into Amended and Restated Executive Employment and Non-Disclosure, Non-Competition and Invention Assignment Agreements (collectively, the “Employment Agreements”) with each of the Named Executives under which certain payments and benefits would be provided should the executive officer’s employment terminate under certain circumstances, including in connection with a change in control. The Employment Agreements replace the Severance and Noncompetition Agreement previously entered into with Messrs. D’Souza, Coburn, Chandrasekaran and Mehta. Prior to this, Ms. McLoughlin and Mr. Frank were not a party to any such agreement with the Company.

Under these agreements, in the event of an involuntary termination, other than in the case of a termination for cause, death, disability, or in the event that the Named Executive resigns for Good Reason, the Named Executive will receive his then-current base salary for the twenty-two (22) month period in regular installments, commencing on or as soon as practicable after the applicable general release of claims is effective and within 35 days of the date of such termination and an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for the Named Executive, his spouse and dependents for the following twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company and would have vested had the Named Executive remained employed during the year following the termination will become fully vested and exercisable as of the termination date, and any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, the portion of such equity awards that would have vested during the year following the termination date will become fully vested and exercisable as of the termination date. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the Release becoming effective.

The Employment Agreement also provides that in the event of an involuntary termination that coincides with, or within the twelve (12) month period immediately after, the first occurrence of a change in control, we will pay such individual the following, provided he executes and does not revoke a general release of claims: a cash payment equal to one times his annual base salary, to be paid in regular installments over a period of twelve months commencing on or as soon as practicable after the release is effective and within 35 days of the date of such termination, a cash payment equal to the amount of the target bonus the Named Executive would otherwise have been eligible to receive for the performance year in which the termination occurs, assuming that the Named Executive and the Company have achieved 100% of performance targets and objectives, to be paid in a lump sum commencing on or as soon as practicable after the release is effective and within 35 days of the date of such termination, and an amount equal to the monthly COBRA medial insurance cost under the Company’s medical plan for the Named Executive and his spouse and dependents for the following twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company will become fully vested and exercisable as of the termination date, and any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, such equity awards become fully vested and exercisable as of the termination date. Moreover, the portion of any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent the applicable performance period has not expired before the termination date, the Company must pro-rate the performance objectives for the period up to the closing of the change in control and make a good faith determination of the level of achievement the performance objective and treat as fully vested and exercisable the proportionate amount of equity awards corresponding to that level of achievement. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the effectiveness of the Release.

The Employment Agreement also provides that in the event any payments under the Employment Agreement would constitute parachute payments under Section 280G of the Code, then the payments under the Employment Agreement shall be reduced by the minimum amount necessary so that no amounts paid will be non-deductible to the Company or subject to the excise tax imposed under Section 4999 of the Code.

Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants that protect our confidential information and business and by intellectual property covenants that require Named Executives to fully and promptly disclose all inventions and works developed while at the Company and for a period of six months after employment is termination.

We believe that the Employment Agreements continue to achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. These agreements will allow our participating executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance packages are also fair and reasonable in light of the years of service our executive officers have rendered us (average tenure of over 10 years), the level of dedication and commitment they have rendered us over that period, the contribution they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

None of the Named Executives are entitled to any tax gross-up payments for the tax liability they incur with respect to such severance benefits.

The material terms of the Named Executive’s post-employment compensation are described below in the section of the proxy statement entitled “Potential Payments upon Termination or Change in Control” starting on page 62.

Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of the corporation’s executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code. The Compensation Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be “qualified performance-based compensation”, and therefore subject to the $1.0 million limitation on deductible compensation under Section 162(m). Accordingly, the Compensation Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or equity awards other than in the form of stock options, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code. In establishing such cash and equity incentive compensation programs for the Company’s executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.

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COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Cognizant Technology Solutions Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

By the Compensation Committee of the Board of

Directors of Cognizant Technology Solutions Corporation

John N. Fox, Jr.

John E. Klein

Robert E. Weissman

EXECUTIVE COMPENSATION TABLES

2012 Summary Compensation Table

The following 2012 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the year ended December 31, 2012 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers whose total compensation for the 2012 year was in excess of $100,000 and who were serving as executive officers at the end of the 2012 fiscal year (collectively, the “Named Executives”). No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2012 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) (2) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation(3) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Francisco D’Souza	2012	$590,000	$—	$9,594,952	$—	$405,780	$ —	$21,687(11)	$10,612,419
Chief Executive Officer	2011	$566,500	$—	$10,285,710	$—	$908,248	$ —	$1,500(6)	$11,761,958
	2010	$539,100	$—	$9,824,976	$—	$816,968	$ —	$1,500(6)	$11,182,544
Gordon J. Coburn	2012	$561,000	$—	$5,127,386	$—	$385,835	$98,412(4)	$64,310(7)	$6,236,943
President(9)	2011	$510,000	$—	$4,819,405	$—	$817,664	$ — (4)	$87,010(7)	$6,234,079
	2010	$485,200	$—	$4,600,584	$—	$735,286	$72,951(4)	$80,579(7)	$5,974,600
Karen McLoughlin	2012	$350,000	$—	$1,915,628	$—	$240,717	$ —	$7,500(12)	$2,513,845
Chief Financial Officer(10)
Ramakrishnan Chandrasekaran	2012	$152,925	$—	$3,295,416	$—	$134,114	$ 790(5)	$42,075(8)	$3,625,320
Group Chief Executive - Technology and Operations	2011	$150,323	$—	$3,266,845	$—	$283,777	$ — (5)	$26,667(8)	$3,727,622
	2010	$138,127	$—	$3,119,040	$—	$255,350	$ 4,136(5)	$30,373(8)	$3,547,026
Malcolm Frank	2012	$360,000	$—	$1,882,138	$—	$247,595	$ —	$1,500(6)	$2,491,233
Executive Vice President, Strategy and Marketing
Rajeev Mehta	2012	$448,000	$—	$4,437,492	$—	$308,118	$ —	$1,500(6)	$5,195,110
Group Chief Executive - Industries and Markets	2011	$406,500	$—	$4,075,470	$—	$651,726	$ —	$1,500(6)	$5,135,196
	2010	$386,900	$—	$3,898,800	$—	$586,319	$ —	$1,500(6)	$4,873,519

(1)	Represents the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, with respect to the share-based awards granted in each respective year. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. A description of the terms of the restricted stock units and performance-based stock units granted during 2012 is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” on page 47 of this proxy statement.
(2)	These amounts do not necessarily represent the actual value that will be recognized by the Named Executives upon vesting and issuance of shares. The amounts reported in the columns assume settlement of performance-based stock units at target levels; however, performance-based stock units may vest at a maximum of 200% of target, depending on the Company’s 2013 revenue. For performance-based stock units granted in 2012, if the maximum level of performance is achieved, the grant date fair value will be approximately $12,473,418 for Mr. D’Souza, $6,665,582 for Mr. Coburn, $2,490,316 for Ms. McLoughlin, $4,284,040 for Mr. Chandrasekaran, $5,768,720 for Mr. Mehta and $2,446,779 for Mr. Frank. None of the Named Executives forfeited any stock awards during the 2012, 2011, or 2010 fiscal years. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)	Amounts shown in this column represent cash incentive bonuses earned for each respective fiscal year and paid in the first quarter of the following year under our officer annual non-equity incentive bonus program.
(4)	Amount represents investment earnings or losses on Mr. Coburn’s nonqualified deferred compensation account. The earnings or losses correspond to the actual market earnings on a select group of investment funds utilized to track the notional investment return on the account balance for the respective fiscal year. The Company has not made any determination as to which portion of such earnings may be considered above market for purposes of column (h) of this table and has elected to report the entire amount of such earnings or losses. Mr. Coburn’s nonqualified deferred compensation account incurred investment gains in 2012 in an amount equal to $98,412, as reflected in the 2012 Non-Qualified Deferred Compensation Table on page 67 of this proxy statement.
(5)	Amount represents the change in the value during the respective year of the post-employment benefit payable under the India Gratuity Plan to Mr. Chandrasekaran. The exchange rates used to determine this benefit obligation were 54.99, 53.01 and 44.70 Indian rupees to the U.S. dollar as of December 31, 2012, 2011 and 2010, respectively. Mr. Chandrasekaran’s benefit under the India Gratuity Plan increased by $790 during 2012 as a result of the effect of currency fluctuations as reflected in the 2012 Pension Benefits Table on page 67 of this proxy statement.
(6)	Represents a 401(k) savings plan matching contribution.
(7)	For 2012, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $6,000 and a contribution in the amount of $56,810, which the Company is required to make to a non-qualified deferred compensation account. For 2011, includes a 401(k) savings plan matching contribution in the amount of $1,500, a Cognizant Supplemental Retirement Plan, or CSRP, matching contribution in the amount of $5,850 and a contribution in the amount of $79,660, which the Company is required to make to a non-qualified deferred compensation account. For 2010, includes a 401(k) savings plan matching contribution in the amount of $1,500, a CSRP matching contribution in the amount of $5,850 and a contribution in the amount of $73,229, which the Company is required to make to a non-qualified deferred compensation account.
(8)	For 2012, includes an India Provident Fund matching contribution in the amount of $3,246, and the Company’s cost to provide Mr. Chandrasekaran with a Company vehicle of approximately $38,829. For 2011, includes an India Provident Fund matching contribution in the amount of $3,721, and the Company’s cost to provide Mr. Chandrasekaran with a Company vehicle of approximately $22,956. For 2010, includes an India Provident Fund matching contribution in the amount of $3,786, and the Company’s cost to provide Mr. Chandrasekaran with a Company vehicle of approximately $26,587.
(9)	Mr. Coburn was appointed as President on February 6, 2012, prior to which he served as our Chief Financial Officer.
(10)	Ms. McLoughlin was appointed Chief Financial Officer of the Company on February 6, 2012.
(11)	Includes a 401(k) savings plan matching contribution in the amount of $1,500, and the use of an administrative assistant of the Company for personal matters which is valued at $10,831 plus a gross up for taxes relating to such services equal to $9,356.
(12)	Represents a 401(k) savings plan matching contribution in the amount of $1,500 and a CSRP matching contribution in the amount of $6,000.

2012 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to a Named Executive in the 2012 fiscal year under a compensation plan.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/SH) (k)	Grant Date Fair Value of Equity Awards(4) ($) (l)
		Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold (#) (f)	Target (#) (g)	Maximum (#) (h)
Francisco D’Souza	2/28/12	$250,750	$501,500	$1,003,000
	12/3/12				46,556	93,113	186,226		—	—	$6,236,709
	12/3/12							50,138	—	—	$3,358,243
Gordon Coburn	2/28/12	$238,425	$476,850	$953,700
	12/3/12				24,879	49,758	99,516		—	—	$3,332,791
	12/3/12							26,793	—	—	$1,794,595
Karen McLoughlin	2/28/12	$148,750	$297,500	$595,000
	12/3/12				9,295	18,590	37,180		—	—	$1,245,158
	12/3/12							10,010	—	—	$670,470
Ramakrishnan Chandrasekaran	2/28/12	$82,875	$165,750	$331,500
	12/3/12				15,990	31,980	63,960		—	—	$2,142,020
	12/3/12							17,220	—	—	$1,153,396
Malcolm Frank	2/28/12	$153,000	$306,000	$612,000
	12/3/12				9,132	18,265	36,530		—	—	$1,223,390
	12/3/12							9,835	—	—	$658,748
Rajeev Mehta	2/28/12	$190,400	$380,800	$761,600
	12/3/12				21,531	43,063	86,126		—	—	$2,884,360
	12/3/12							23,188	—	—	$1,553,132

(1)	Represents the range of performance bonuses that can be earned by the Named Executive if the minimum threshold, target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the Named Executive. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Non-Equity Incentive” starting on page 46 of this proxy statement. The actual cash bonus paid to each Named Executive for his 2012 performance is reported as Non-Equity Incentive Plan Compensation above in the 2012 Summary Compensation Table. In each case, the Named Executive received a bonus in excess of his or her threshold amount based on 2012 performance.
(2)	Represents the range of shares that could vest and be issued pursuant to performance-based stock units. A description of the terms of the performance-based stock units is discussed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” starting on page 47 of this proxy statement.
(3)	Represents restricted stock units. A description of the terms of the restricted stock units is discussed under “Compensation Discussion and Analysis—Long-Term Incentives—Stock-Based Awards” starting on page 47 of this proxy statement.
(4)	Represents the grant date fair value of the restricted stock units and performance-based stock units determined in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the valuation of stock-based awards, see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012 Table

The following table provides certain summary information concerning outstanding equity awards held by the Named Executives as of December 31, 2012.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexer- cisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($) (j)
Francisco D’Souza	250,000	—	—	$33.71	08/06/16	—	—	—	—
	240,000	—	—	$18.21	12/08/18	—	—	—	—
	—	—	—	—	—	20,160(2)	$1,489,421	—	—
	—	—	—	—	—	113,676(4)	$8,398,383	—	—
	—	—	—	—	—	42,400(2)	$3,132,512	—	—
	—	—	—	—	—	64,395(6)	$4,757,503	—	—
	—	—	—	—	—	50,138(2)	$3,704,195	—	—
	—	—	—	—	—	—	—	93,113(8)	$6,879,188
Gordon J. Coburn	160,000	—	—	$33.71	08/06/16	—	—	—	—
	48,750	—	—	$18.21	12/08/18	—	—	—	—
	—	—	—	—	—	9,440(2)	$697,427	—	—
	—	—	—	—	—	53,230(4)	$3,932,632	—	—
	—	—	—	—	—	19,867(2)	$1,467,774	—	—
	—	—	—	—	—	30,172(6)	$2,229,107	—	—
	—	—	—	—	—	26,793(2)	$1,979,467	—	—
	—	—	—	—	—			49,758(8)	$3,676,121
Karen McLoughlin	40,000	—	—	$40.33	12/13/16	—	—	—	—
	10,000	—	—	$31.06	8/13/18	—	—	—	—
	—	—	—	—	—	8,334(2)	$615,716	—	—
	—	—	—	—	—	2,351(5)	$173,692	—	—
	—	—	—	—	—	3,478(7)	$256,955	—	—
	—	—	—	—	—	10,010(2)	$739,539	—	—
	—	—	—	—	—	—	—	18,590(8)	$1,373,429
Ramakrishnan Chandrasekaran	88,000	—	—	$18.21	12/08/18	—	—	—	—
	—	—	—	—	—	6,400(2)	$472,832	—	—
	—	—	—	—	—	36,089(4)	$2,666,255	—	—
	—	—	—	—	—	13,467(2)	$994,942	—	—
	—	—	—	—	—	20,452(6)	$1,510,994	—	—
	—	—	—	—	—	17,220(2)	$1,272,214	—	—
	—	—	—	—	—			31,980(8)	$2,362,682
Malcolm Frank	—	—	—	—	—	10,667(2)	$788,078	—	—
	—	—	—	—	—	3,008(5)	$222,231	—	—
	—	—	—	—	—	4,451(7)	$328,840	—	—
	—	—	—	—	—	9,835(2)	$726,610	—	—
	—	—	—	—	—	—	—	18,265(8)	$1,349,418
Rajeev Mehta	76,290	—	—	$18.21	12/08/18	—	—	—	—
	—	—	—	—	—	8,000(2)	$591,040	—	—
	—	—	—	—	—	45,111(4)	$3,332,801	—	—
	—	—	—	—	—	16,800(2)	$1,241,184	—	—
	—	—	—	—	—	25,515(6)	$1,885,048	—	—
	—	—	—	—	—	23,188(2)	$1,713,129	—	—
	—	—	—	—	—			43,063(8)	$3,181,494

(1)	Each stock option grant included in this table has a term of 10 years measured from the grant date, and all outstanding options granted to the Named Executives as of December 31, 2012 have fully vested pursuant to their terms.

(2)	Awards shown are time-based restricted stock units that were granted on November 30, 2010, November 28, 2011 and December 3, 2012 and vest on specified dates if the individual is then employed by the Company:

•

Mr. D’Souza: Approximately 5,040 are scheduled to vest on each February 29, May 30, August 30 and November 30 of 2013; approximately 5,300 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of 2013 and 2014; and approximately 4,178 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2013, 2014 and 2015.

•

Mr. Coburn: Approximately 2,360 are scheduled to vest on each February 29, May 30, August 30 and November 30 of 2013; approximately 2,483 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of 2013 and 2014; and approximately 2,233 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2013, 2014 and 2015.

•

Ms. McLoughlin: Approximately 1,042 shares are scheduled to vest on each February 1, May 1, August 1 and November 1 of 2013 and 2014; and approximately 834 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2013, 2014 and 2015.

•

Mr. Chandrasekaran: Approximately 1,600 are scheduled to vest on each February 29, May 30, August 30 and November 30 of 2013; approximately 1,683 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of 2013 and 2014; and approximately 1,435 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2013, 2014 and 2015.

•

Mr. Frank: Approximately 1,333 shares are scheduled to vest on each February 1, May 1, August 1 and November 1 of 2013 and 2014; and approximately 819 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2013, 2014 and 2015.

•

Mr. Mehta: Approximately 2,000 are scheduled to vest on each February 29, May 30, August 30 and November 30 of 2013; approximately 2,100 shares are scheduled to vest on each February 28, May 28, August 28 and November 28 of 2013 and 2014; and approximately 1,932 shares are scheduled to vest on each March 3, June 3, September 3 and December 3 of 2013, 2014 and 2015.

(3)	Market value was determined based on a closing price of a share of our Class A Common Stock of $73.88 as of December 31, 2012.
(4)	For awards of performance-based units granted in 2010, target levels for 2011 were achieved at 187.95% based on the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2011	200% of Award Outstanding	$6,142,500
	100% of Award Outstanding	$5,687,500
	50% of Award Outstanding	$5,460,000
	No Award	Less than $ 5,460,000

1/3rd of the award vested on May 30, 2012 and the remaining 2/3rds of the award will vest on November 30, 2013 provided the Named Executive is employed by the Company.

(5)	For awards of performance-based units granted in 2010, target levels for 2011 were achieved at 112.79% based on the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2011	125% of Award Outstanding	$6,200,000
	100% of Award Outstanding	$5,970,000
	50% of Award Outstanding	$5,790,000
	No Award	less than $5,790,000

1/2 of the award vested on June 1, 2012 and the remaining 1/2 of the award will vest on December 2, 2013 provided the Named Executive is employed by the Company.

(6)	For awards of performance-based units granted in 2011, target levels for 2012 were achieved at 67.5% based on the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2012	200% of Award Outstanding	$8,087,500
	100% of Award Outstanding	$7,525,000
	50% of Award Outstanding	$7,243,000
	No Award	less than $7,243,000

1/3rd of the award will vest on May 28, 2013 provided the Named Executive is employed by the Company and the remaining 2/3rds of the award will vest on November 28, 2014 provided the Named Executive is employed by the Company.

(7)	For awards of performance-based units granted in 2011, target levels for 2012 were achieved at 67.5% based on the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2012	200% of Award Outstanding	$8,087,500
	100% of Award Outstanding	$7,525,000
	50% of Award Outstanding	$7,243,000
	No Award	less than $7,243,000

1/2 of the award will vest on June 3, 2013 provided the Named Executive is employed by the Company and the remaining 1/2 of the award will vest on December 1, 2014 provided the Named Executive is employed by the Company.

(8)	For awards of performance-based units granted in 2012, target levels will vest upon the achievement of the performance measures set forth below and continued employment through each of the vesting dates.

Measurement Date	Number of Shares	Calendar Year Revenue in ‘000
December 31, 2013	200% of Award Outstanding	$9,175,000
	100% of Award Outstanding	$8,515,000
	50% of Award Outstanding	$8,220,000
	No Award	less than $8,220,000

Upon achieving performance criteria, 1/3rd of the award will vest on June 3, 2014 provided the Named Executive is employed by the Company and the remaining 2/3rds of the award will vest on December 3, 2015 provided the Named Executive is employed by the Company.

2012 Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executives on option award exercises and stock award vesting during the year ended December 31, 2012.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#)(2) (d)	Value Realized on Vesting ($)(3) (e)
Francisco D’Souza	242,280	$15,924,410	174,862	$11,163,084
Gordon J. Coburn	16,250	$890,338	88,919	$5,696,897
Karen McLoughlin	—	$—	8,641	$555,971
Ramakrishnan Chandrasekaran	114,000	$5,570,835	61,841	$3,983,588
Malcolm Frank	—	$—	21,590	$1,411,517
Rajeev Mehta	153,710	$5,534,325	77,286	$4,956,762

(1)	Value realized on exercise is calculated based upon the number of options exercised and the fair market value of the shares on the date of exercise less the exercise price, before any applicable tax withholding.
(2)	The number of shares shown in the table reflects the gross number of shares received by each Named Executive upon vesting of the stock awards. The Company reduced the number of shares issued to each Named Executive by automatically withholding a number of shares with a fair market value as of the issuance date sufficient to satisfy required tax withholdings. Each Named Executive actually received the following net number of shares of Company stock following such share withholding: Mr. D’Souza, 95,354; Mr. Coburn, 50,591; Ms. McLoughlin, 5,550; Mr. Chandrasekaran, 42,723; Mr. Frank, 13,466; and Mr. Mehta, 49,110.
(3)	Value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the fair market value of the shares on the respective vesting date

Potential Payments upon Termination or Change in Control

No Named Executive has an employment agreement that provides a specific term of employment. Accordingly, the employment of each Named Executive may be terminated at any time at the discretion of our Board of Directors.

We previously entered into a Severance and Noncompetition Agreement with each of Messrs. D’Souza, Coburn, Mehta and Chandrasekaran (the “Severance and Noncompetition Agreements”), which provided certain benefits upon the termination of their employment under certain prescribed circumstances. In addition, we entered into a stock option agreement pursuant to the 1999 Incentive Plan with Mr. D’Souza (the “Stock Option Agreement”), that also provides certain benefits upon the termination of his employment under certain prescribed circumstances.

We have subsequently entered into Amended and Restated Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement (“Employment Agreement”) with each of the Named Executives, effective February 25, 2013, which replaced the Severance and Noncompetition Agreement. As required by the applicable proxy disclosure rules, we calculate the potential payment upon termination and change in control for each Named Executive as of December 31, 2012, at which point the Severance and Noncompetition Agreements were still in effect, therefore the material provisions of those agreements are described below and the quantification in the “Calculation of Potential Payments upon Termination or Change in Control” Table, below, are based on these agreements. We have additionally provided a summary of the material terms of the now-effective Employment Agreements which have replaced the Severance and Noncompetition Agreements.

Severance and Noncompetition Agreements with Francisco D’Souza, Gordon Coburn, Rajeev Mehta, and Ramakrishnan Chandrasekaran. Under the Severance and Noncompetition Agreement, if we terminate the employment of Messrs. D’Souza, Coburn, Mehta or Chandrasekaran without cause (a “qualifying termination”), we will pay such individual his then-current base salary for the one-year period commencing on the effective date of such termination and a bonus payment in an amount equal to the actual bonus which would have been earned for the year in which the termination occurs, payable, in each case, in the same amounts and at the same time intervals as the base salary and bonus would otherwise have been paid in the absence of such termination.

Under the Severance and Noncompetition Agreement, “cause” is generally defined to include: (i) willful malfeasance or willful misconduct by the executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the executive to observe material policies of the Company applicable to him or (iv) the commission by the employee of (x) any felony or (y) any misdemeanor involving moral turpitude.

The Severance and Noncompetition Agreement also provides that in the event of a change in control, all of the executive’s options to purchase Class A Common Stock of the Company then held by him will immediately vest in full without regard to the vesting provisions thereof and will immediately be exercisable for the full number of shares of Class A Common Stock subject to such options.

Pursuant to the Severance and Noncompetition Agreement, a “change in control” is generally defined as one of the following: (i) any person (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any subsidiaries of the Company, or (D) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then-outstanding securities; (ii) during any period of 24 months, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a person who has entered into an agreement with the Company to effect a certain transactions, (B) a director nominated by any person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest), which if consummated would constitute a change in control or (C) a director nominated by any person who is the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders is or was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no person holds 35% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Employment Agreements with Francisco D’Souza, Gordon Coburn, Karen McLoughlin, Rajeev Mehta, Malcolm Frank and Ramakrishnan Chandrasekaran. Under the Employment Agreement, if a Named Executive’s employment terminates for any reason other than Cause, death or disability or if the Named Executive resigns for Good Reason and the Company’s right to cure has expired (an “involuntary termination”) and if the Named Executive executes and does not revoke the applicable general release of claims in favor of the Company, we will pay such individual his then-current base salary for the twenty-two (22) month period in regular installments, commencing on or as soon as practicable after the Release is effective and within 35 days of the date of such termination and an amount equal to the monthly COBRA medical insurance cost under the Company’s medical plan for the Named Executive, his spouse and dependents for the following twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company and would have vested had the Named Executive remained employed during the year following the termination will become fully vested and exercisable as of the termination date, and any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, the portion of such equity awards that would have vested during the year following the termination date will become fully vested and exercisable as of the termination date. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the Release becoming effective.

Under the Employment Agreement, “Cause” is generally defined to include: (i) willful malfeasance or willful misconduct by the Named Executive in connection with his employment, (ii) continuing failure to perform such duties as are requested by the Board of Directors, (iii) failure by the Named Executive to observe material policies of the Company applicable to him, (iv) the commission by the employee of (x) any felony or (y) any misdemeanor involving moral turpitude, (v) Named Executive engaging in any fraudulent act or embezzlement, or (vi) any material breach of the agreement.

Under the Employment Agreement, “Good Reason” is generally defined as the occurrence of one or more of the following events: (i) a material diminution of the Named Executive’s authority, duties or responsibilities, (ii) a material diminution in his overall compensation package which is not caused by an overall policy to reduce senior employee compensation throughout the Company, (iii) the failure of the Company to obtain from its successor the express assumption of the agreement, and (iv) a change, without the Named Executive’s consent, in the principal place of work of the Named Executive to a location more than 50 miles from his primary work location, but only if the change is after a change in control. The Employment Agreement provides that the Named Executive must give the Company notice within 30 days of the action or omission giving rise to the Good Reason, and the Company then has a period of 30 days to correct the reason constituting grounds for Good Cause. If the Company does not correct the event during the cure period, the Named Executive has 30 days to terminate for Good Cause.

The Employment Agreement also provides that in the event of an involuntary termination that coincides with, or within the twelve (12) month period immediately after, the first occurrence of a change in control, we will pay such individual the following, provided he executes and does not revoke the applicable release of claims: a cash payment equal to one times his annual base salary, to be paid in regular installments over a period of twelve months commencing on or as soon as practicable after the applicable release is effective and within 35 days of the date of such termination, a cash payment equal to the amount of the target bonus the Named Executive would otherwise have been eligible to receive for the performance year in which the termination occurs, assuming that the Named Executive and the Company have achieved 100% of performance targets and objectives, to be paid in a lump sum commencing on or as soon as practicable after the Release is effective and within 35 days of the date of such termination, and an amount equal to the monthly COBRA medial insurance cost under the Company’s medical plan for the Named Executive and his spouse and dependents for the following twelve (12) months after termination. In addition, the portion of any outstanding equity awards that were subject to vesting solely upon continued service with the Company will become fully vested and exercisable as of the termination date, and any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent such performance period expired on or before the termination date, the performance objectives have been satisfied and the only condition remaining to vesting is continued employment, such equity awards become fully vested and exercisable as of the termination date. Moreover, the portion of any equity award subject to vesting in whole or in part based on achievement of performance objectives, to the extent the applicable performance period has not expired before the termination date, the Company must pro-rate the performance objectives for the period up to the closing of the change in control and make a good faith determination of the level of achievement the performance objective and treat as fully vested and exercisable the proportionate amount of equity awards corresponding to that level of achievement. The Named Executive will also be entitled to any amounts earned, accrued and owed but not yet paid to Named Executive as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and this amount is not conditioned upon the effectiveness of the Release.

Pursuant to the Employment Agreement, a “change in control” is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) consummation of a merger, consolidation or other reorganization approved by the stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets, (iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than (A) the Company or (B) a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than thirty-five percent (35%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such acquisition or series of related acquisitions, whether any such acquisition involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders, or (iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

If a Named Executive is terminated due to death, disability or for Cause, he will receive any amounts earned, accrued and owed but not yet paid to him as of his termination date and any benefits accrued and earned in accordance with the terms of any benefit plan or program of the Company. However, all other obligations to the Named Executive will be extinguished as of the termination date.

Pursuant to such agreements, each Named Executive has agreed not to engage in any competitive business in any capacity for one year following termination of employment and not to solicit any of our employees to leave our employ within the one-year period following termination of employment. Our executive officers are also bound by confidentiality covenants of indefinite duration and by intellectual property covenants that require Named Executives to fully and promptly disclose all inventions and works developed while at the Company and for a period of six months after.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our Named Executives under the various severance and other arrangements and agreements that were in effect on December 31, 2012 for various scenarios involving a change in control or termination of employment of each of our Named Executives, assuming a December 31, 2012 termination date and, where applicable, using the closing price of our Class A Common Stock of $ (as reported on the NASDAQ Stock Market as of December 31, 2012).

Name	Trigger	Salary and Bonus	Value of Option Acceleration	Total Value
Francisco D’Souza	Qualifying Termination(1)	$1,091,500	$—	$1,091,500
	Change in Control	$—	$—	$—
	Death or Disability	$—	$—	$—
	Retirement	$—	$—	$—
	Termination for Other Reasons	$—	$—	$—
Gordon J. Coburn	Qualifying Termination(1)	$1,037,850	$—	$1,037,850
	Change in Control	$—	$—	$—
	Death or Disability	$—	$—	$—
	Retirement	$—	$—	$—
	Termination for Other Reasons	$—	$—	$—
Karen McLoughlin(2)	Qualifying Termination	$—	$—	$—
	Change in Control	$—	$—	$—
	Death or Disability	$—	$—	$—
	Retirement	$—	$—	$—
	Termination for Other Reasons	$—	$—	$—
Ramakrishnan Chandrasekaran	Qualifying Termination(1)	$360,750	$—	$360,750
	Change in Control	$—	$—	$—
	Death or Disability	$—	$—	$—
	Retirement	$—	$—	$—
	Termination for Other Reasons	$—	$—	$—
Malcolm Frank(2)	Qualifying Termination	$—	$—	$—
	Change in Control	$—	$—	$—
	Death or Disability	$—	$—	$—
	Retirement	$—	$—	$—
	Termination for Other Reasons	$—	$—	$—
Rajeev Mehta	Qualifying Termination(1)	$828,800	$—	$828,800
	Change in Control	$—	$—	$—
	Death or Disability	$—	$—	$—
	Retirement	$—	$—	$—
	Termination for Other Reasons	$—	$—	$—

While we believe that the amounts shown above and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the Named Executives in the event that any of the circumstances described above had occurred on December 31, 2012, the actual amounts due to the Named Executives upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Employment Agreements, Stock Option Agreement, the 1999 Incentive Plan and the 2009 Incentive Plan, as in effect at the time of such event.

(1)	A Qualifying Termination is a termination of the Named Executive’s employment by the Company without cause. Represents one year’s additional salary based on the salary earned by such Named Executive in 2012 and bonus payout at 100% of the 2012 target.
(2)	As of December 31, 2012, Ms. McLoughlin and Mr. Frank were not entitled to any such benefits.

In addition to the foregoing amounts indicated in the above table, Mr. Chandrasekaran will be entitled to the post-employment lump sum payment provided under the Indian Gratuity Plan, as described in the section below entitled “2012 Pension Benefits Table.” Mr. Coburn will also be entitled to the balance of his non-qualified deferred compensation account, as described in the section below entitled “2012 Non-Qualified Deferred Compensation Table”, which appears on page 67 of this proxy statement.

2012 Pension Benefits Table

The following table sets forth, for the India Gratuity Plan, the number of years of service credited to the Named Executive under the plan, the value of the benefit payable to the Named Executive if his employment was terminated as of December 31, 2012, and the dollar amount of any payments and benefits paid to the Named Executive during our last completed fiscal year.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Francisco D’Souza	N/A	—	—	—
Gordon J. Coburn	N/A	—	—	—
Karen McLoughlin	N/A	—	—	—
Ramakrishnan Chandrasekaran	India Gratuity Plan	18.10	$39,454	—
Malcolm Frank	N/A	—	—	—
Rajeev Mehta	N/A	—	—	—

Under the India Gratuity Plan, Mr. Chandrasekaran will become entitled to a lump sum payment upon his termination of employment with the Company. The actual dollar amount of such payment will be determined by multiplying the number of years of service with the Company by a defined percentage of the Named Executive’s final monthly rate of salary.

2012 Non-Qualified Deferred Compensation Table

The following table sets forth information with respect to the non-qualified deferred compensation arrangements in effect during 2012 for the Named Executives.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)		Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Francisco D’Souza	—	—		—	—	—
Gordon J. Coburn	—	$56,810	(1)	$98,412	—	$705,134	(2)
Karen McLoughlin	—	—		—	—	—
Ramakrishnan Chandrasekaran	—	—		—	—	—
Malcolm Frank	—	—		—	—	—
Rajeev Mehta	—	—		—	—	—

(1)	This amount is reported as compensation and is included in the “All Other Compensation” column of the 2012 Summary Compensation Table on page 56 of this proxy statement.

Investment Fund	Earnings Attributable to such Fund
Mass Mutual Select Focused Value	$80,667
Mass Mutual Select Mid Cap Growth Equity II A	17,745

Total	$98,412

(2)	Includes the amounts reported in columns (c) and (d) of this table plus such amounts previously reported in the Company’s Summary Compensation Table in previous years if such compensation was required to be disclosed.

The Company has established this non-qualified deferred compensation arrangement for Mr. Coburn to serve as the economic equivalent of the retirement plan in which he participated while the Company was majority owned by IMS Health. Pursuant to such arrangement, the Company will credit Mr. Coburn’s deferred compensation account with an annual contribution in a dollar amount equal to 6% of his base salary and earned bonus for the year. Mr. Coburn can select from the 16 investment funds sponsored by Mass Mutual available to the plan to serve as the measures of the investment return on his account for each year. Mr. Coburn may change his investment elections up to six times per year. The account balance will become due and payable upon the occurrence of any of the following distributable events: (i) retirement at 55 years of age—payable six months following retirement in either a lump sum or 10 annual installments as elected by Mr. Coburn per plan provisions; (ii) termination of employment—payable in a lump sum six months following termination of employment; (iii) death or disability—immediate lump sum payment; and (iv) unforeseen emergency, as defined by IRC 409A—payable in a lump sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. We previously had four equity compensation plans, each of which was approved by our stockholders: (1) Amended and Restated 1999 Incentive Compensation Plan, which we refer to as the 1999 Incentive Plan; (2) Amended and Restated Non-Employee Directors’ Stock Option Plan, which we refer to as the Director Plan; (3) Amended and Restated Key Employees’ Stock Option Plan; which we refer to as the Key Employees’ Stock Option Plan, and (4) Amended and Restated 2004 Employee Stock Purchase Plan, which we refer to as the 2004 Employee Stock Purchase Plan. The 1999 Incentive Plan, the Director Plan and the Key Employees’ Stock Option Plan were succeeded by the Cognizant Technology Solutions Corporation 2009 Incentive Compensation Plan, which we refer to as the 2009 Incentive Plan, which was approved by our stockholders. Awards granted under the previous plans are still valid, however no additional awards may be granted from these previous plans. For additional information on our equity compensation plans, please see Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	9,357,375	(2)	$29.52	(3)	15,943,146	(4)
Equity compensation plans not approved by security holders	—		N/A		—

Total	9,357,375				15,943,146

(1)	Consists of the 1999 Incentive Plan, the Director Plan, the Key Employees’ Stock Option Plan, the 2004 Employee Stock Purchase Plan and the 2009 Incentive Plan.
(2)	Excludes purchase rights outstanding under the 2004 Employee Stock Purchase Plan. Under such plan, employees may purchase whole shares of stock at a price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period. As of December 31, 2012, 5,801,346 shares of common stock may be issued pursuant to stock options upon exercise, 1,784,735 shares of common stock may be issued pursuant to restricted stock units upon vesting and 1,771,294 shares of common stock may be issued pursuant to performance based stock units. The number of shares of common stock that may be issued under the outstanding and unvested performance based stock units is based on vesting of the target number of award shares, and the actual number of shares of common stock that may be issued at the time of issuance will generally range from 0% to 200% of the target number based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period.

(3)	As of December 31, 2012, the weighted-average exercise price of outstanding options to purchase common stock was $29.52 and no weighting was assigned to restricted stock units or performance based stock units, as no exercise price is applicable to restricted stock units or performance based stock units.
(4)	Includes 13,982,728 shares of Class A common stock available for future issuance under the 2009 Incentive Plan and 1,960,418 shares of Class A Common Stock available for future issuance under the 2004 Employee Stock Purchase Plan.

As of March 28, 2013, there were a total of 5,165,900 stock options, 1,743,021 performance stock units, and 1,644,999 restricted stock units outstanding and 13,900,596 shares of Class A Common Stock available for future issuances under our 2009 Incentive Plan. The weighted average exercise price and weighted average term of the stock options outstanding as of March 28, 2013, were $30.18 and 3.55 years, respectively. In addition, as of March 28, 2013, there were 302,484,694 shares of Class A Common Stock issued and outstanding and 1,716,305 shares of Class A Common Stock available for future issuances under our 2004 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2012, Messrs. Fox, Howe, Klein and Weissman served on the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries.

None of our executive officers serve as members of the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has furnished the following report:

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the Board of Directors is currently composed of four members and acts under a written charter, which is available in the “About Us” section of the “Company” page of the Company’s website located at www.cognizant.com. The members of the Audit Committee are independent Directors, as defined in its charter and the rules of the NASDAQ Stock Market LLC. The Audit Committee held eight meetings during 2012.

Management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for performing an independent integrated audit of the Company’s annual financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2012 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Cognizant Technology Solutions Corporation. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

By the Audit Committee of the Board of Directors of Cognizant Technology Solutions Corporation

Maureen Breakiron-Evans John E. Klein Leo S. Mackay, Jr. Thomas M. Wendel

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2012	2011
Audit Fees	$2,912,200	$2,870,800
Audit-Related Fees	233,600	180,400
Tax Fees	566,700	669,400
All Other Fees	158,000	152,000

Total Fees	$3,870,500	$3,872,600

For 2012, $3,247,600 of the total fees was billed as of December 31, 2012. For 2011, $3,453,100 of the total fees was billed as of December 31, 2011.

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes Oxley Act, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning, and tax advice. These services include assistance in complying with local transfer pricing requirements; assistance with local tax audits and assessments, withholding tax and indirect tax matters; preparation and filing of local tax returns; and technical advice relating to local and international tax matters.

All Other Fees

For 2012, the amount relates to immigration advisory services and accounting research software fees. For 2011, the amount relates to immigration and human resource compliance advisory services and accounting research software fees.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided.

The Audit Committee has also delegated to Thomas M. Wendel the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. During 2012 and 2011, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures described above.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at Glenpointe Centre West, 500 Frank W. Burr Blvd., Teaneck, New Jersey 07666, in writing not later than December 20, 2013.

Stockholders intending to present a proposal at the 2014 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated By-laws. Our Amended and Restated By-laws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2014 Annual Meeting of Stockholders no earlier than the close of business on February 4, 2014 and no later than the close of business on March 6, 2014. The notice must contain the information required by the Amended and Restated By-laws, a copy of which is available upon request to our Secretary. In the event that the date of the 2014 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 4, 2014, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2014 Annual Meeting and not later than the close of business of the later of the 90th day prior to the 2014 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We have engaged MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to assist us with the solicitation of proxies. We expect to pay MacKenzie Partners, Inc. a fee of $75,000 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our Directors and officers is based upon information received from the individual Directors and officers.

If you have any questions regarding any of the matters contained in this proxy statement you may contact MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016 or reach them by telephone at (800) 322-2885 (toll free) or 212-929-5500.

COGNIZANT’S ANNUAL REPORT ON FORM 10-K

A copy of Cognizant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 8, 2013 without charge upon written request addressed to:

Cognizant Technology Solutions Corporation

Attention: Secretary

Glenpointe Centre West

500 Frank W. Burr Blvd.

Teaneck, New Jersey 07666

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2012 at www.cognizant.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Steven Schwartz, Secretary

Teaneck, New Jersey

April 19, 2013

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

The undersigned, for purposes of amending the Restated Certificate of Incorporation, as amended (the “Certificate”) of Cognizant Technology Solutions Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is Cognizant Technology Solutions Corporation (the “Corporation”).

SECOND: The Certificate was filed with the Office of the Secretary of State of the State of Delaware on February 7, 2003 and was amended on May 26, 2004, June 13, 2006, June 2, 2011 and June 5, 2012.

THIRD: That Article VIII of the Certificate is hereby amended and restated to read, in its entirety, as follows:

“(1) The Board of Directors shall consist of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The directors, other than directors elected separately as a class by the holders of any one or more series of Preferred Stock, shall be and are divided into classes, with the terms of the classes elected at the annual meetings of stockholders held in 2011, 2012 and 2013, respectively, expiring at the third annual meeting of stockholders held after the election of such class of directors; provided that such division shall terminate at the third annual meeting of stockholders held after the 2013 annual meeting of stockholders. Notwithstanding the preceding sentence, but subject to the rights of the holders of any one or more series of Preferred Stock to elect directors separately as a class, each director elected by the stockholders after the 2013 annual meeting of stockholders shall serve for a term expiring at the first annual meeting of stockholders held after such director’s election, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(2) Any newly created directorship on the Board of Directors that results from an increase in the number of directors or any vacancy occurring in the Board of Directors shall be filled only by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, following the termination of the division of directors into three classes, directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders held after their election as directors.

(3) Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specific circumstances, (i) a director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class shall be removable only for cause, and all other directors shall be removable either with or without cause, and (ii) the removal of any director, whether with or without cause, shall require the affirmative votes of the holders of at least 66  2/3 percent in voting power of all outstanding shares of the corporation entitled to vote generally in the election of directors, voting as a single class.

(4) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect director at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of preferred stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VIII unless expressly provided by such terms.”

FOURTH: Except as expressly amended herein, all other provisions of the Certificate shall remain in full force and effect.

FIFTH: That the foregoing amendments were duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * * * * * *

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Restated Certificate of Incorporation this [    ] day of June, 2013.

By:
Name: Francisco D’Souza
Title: Chief Executive Officer

APPENDIX B

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

2004 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF APRIL 1, 2013)

I. DEFINITIONS

ACCOUNT means the book account established for a Participant under Section IX hereunder.

BOARD OF DIRECTORS shall mean the Board of Directors of the Company.

CODE shall mean the Internal Revenue Code of 1986, as amended.

COMMITTEE shall mean the Compensation Committee appointed and acting in accordance with the terms of the Plan.

COMMON STOCK shall mean shares of the Company’s Class A Common Stock, par value $.01 per share.

COMPANY shall mean Cognizant Technology Solutions Corporation, a Delaware corporation. When used in the Plan with reference to employment, Company shall include Designated Subsidiaries.

COMPENSATION shall mean the total cash compensation paid to an Eligible Employee by the Company, as reportable on IRS Form W-2. Notwithstanding the foregoing, Compensation shall exclude severance pay, stay-on bonuses, long term bonuses, retirement income, change-in-control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

EFFECTIVE DATE shall mean April 1, 2004.

ELIGIBLE EMPLOYEES shall mean only those persons who, as of the first day of a Purchase Period, are Employees of the Company or any Subsidiary authorized by the Committee from time to time to extend the benefits of the Plan to that Subsidiary’s Employees (a “Designated Subsidiary”) and who are not, as of the day preceding the first day of the Purchase Period, deemed for purposes of Section 423(b) (3) of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

EMPLOYEES shall mean all persons who are employed by the Company as common-law employees, excluding persons (i) whose customary employment is 20 hours or less per week, or (ii) whose customary employment is for not more than five months in a calendar year.

EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

EXERCISE DATE shall mean the last day of a Purchase Period.

FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Select or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

PARTICIPANT shall mean an Eligible Employee who elects to participate in the Plan under Section VII hereunder.

PLAN shall mean the Cognizant Technology Solutions Corporation Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

PURCHASE PERIOD shall mean quarterly purchase periods that begin on the first business day of, and end on the last business day of, each calendar period, unless modified by the Committee not less than 60 days in advance of the commencement of such modified period. The last Purchase Period under the Plan shall terminate on or before the date of termination of the Plan provided in Section XXIV.

STOCK EXCHANGE shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

SUBSIDIARY shall mean any corporation which is a subsidiary of the Company within the meaning of Section 425(f) of the Code.

TERMINATION OF SERVICE shall mean the earliest of the following events with respect to a Participant: his retirement, death, resignation, discharge or permanent separation from service with the Company.

The masculine gender includes the feminine, the singular number includes the plural and the plural number includes the singular unless the context otherwise requires.

II. PURPOSE

It is the purpose of this Plan to provide a means whereby Eligible Employees may purchase Common Stock through payroll deductions. It is intended to provide a further incentive for Employees to promote the best interests of the Company and to encourage stock ownership by Employees in order to participate in the Company’s economic progress.

It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the provisions of the Plan shall be construed in a manner consistent with the Code.

III. ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have all necessary authority to communicate, from time to time, with Eligible Employees and Participants for purposes of administering the Plan, and shall notify Eligible Employees promptly of its election of the term of each forthcoming Purchase Period, if other than quarterly.

IV. SHARES

There shall be 14,000,000 shares of Common Stock reserved for issuance to and purchase by Participants under the Plan. Such share reserve includes (i) the 9,000,000 shares of Common Stock previously reserved for issuance under the Plan, plus (ii) an increase of 5,000,000 shares of Common Stock approved by the Board of Directors on April 1, 2013, subject to stockholder approval at the 2012 Annual Meeting. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares of Common Stock subject to any unexercised portion of any terminated option may again be granted under the Plan.

V. PURCHASE PRICE

The purchase price per share of Common Stock sold under this Plan for any Purchase Period shall be equal to the lesser of (a) 90% of the Fair Market Value of a share of Common Stock on the first day of such Purchase Period, or (b) 90% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Purchase Period.

VI. GRANT OF OPTION TO PURCHASE SHARES AND ACCRUAL LIMITATIONS

Each Eligible Employee shall be granted an option effective on the first day of each Purchase Period to purchase a number of full shares of Common Stock. Unless the Compensation Committee determines otherwise prior to the start date of the applicable Purchase Period and subject to the limitations set forth in this Section VI, each option granted for a Purchase Period beginning on or after January 1, 2010 shall provide the Participant with the right to purchase shares of Common Stock under this Plan with an aggregate Fair Market Value of up to $25,000 (as determined on the first day of the Purchase Period) on the related Exercise Date.

No Eligible Employee shall be permitted to purchase shares under this Plan (or under any other “employee stock purchase plan” within the meaning of Section 423(b) of the Code, of the Company) with an aggregate Fair Market Value (as determined as of the first day of the Purchase Period) in excess of $25,000 for any one calendar year within the meaning of Section 423(b)(8) of the Code.

Anything herein to the contrary notwithstanding, if, as of the first day of a Purchase Period, any Eligible Employee entitled to purchase shares hereunder would be deemed for the purposes of Section 423(b) (3) of the Code to own stock (including any number of shares which such person would be entitled to purchase hereunder) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, the maximum number of shares which such person shall be entitled to purchase pursuant to the Plan shall be reduced to that number which when added to the number of shares of stock of the Company which such person is so deemed to own (excluding any number of shares which such person would be entitled to purchase hereunder), is one less than such 5%.

The Compensation Committee shall have the discretionary authority, exercisable prior to the start of any Purchase Period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Exercise Date.

VII. ELECTION TO PARTICIPATE

An Eligible Employee may elect to become a Participant in this Plan by completing a “Stock Purchase Agreement” form or otherwise indicating an election via electronic enrollment prior to the first day of the Purchase Period. In the Stock Purchase Agreement, the Eligible Employee shall authorize regular payroll deductions from his Compensation subject to the limitations in Section VIII below. Options granted to Eligible Employees who fail to authorize payroll deductions will automatically lapse. If a Participant’s payroll deductions allow him to purchase fewer than the maximum number of shares of Common Stock to which his option entitles him, the option with respect to the shares which he does not purchase will lapse as of the last day of the Purchase Period.

The execution and delivery of the Stock Purchase Agreement as between the Participant and the Company shall be conditioned upon the compliance by the Company at such time with Federal (and any applicable state) securities laws.

VIII. PAYROLL DEDUCTIONS

An Eligible Employee may authorize payroll deductions from his Compensation for each payroll period of a specified percentage of such Compensation, not less than 1% and not more than 15%, in multiples of 1%.

The amount of payroll deduction shall be established prior to the beginning of a Purchase Period and may not be altered, except for complete discontinuance under Section XI, XIII or XIV hereunder.

For a given Purchase Period, payroll deductions shall commence on the first day of the Purchase Period and shall end on the related Exercise Date, unless sooner altered or terminated as provided in the Plan.

IX. EMPLOYEE STOCK PURCHASE ACCOUNT

An Account will be established for each Participant in the Plan. Payroll deductions made under Section VIII will be credited to the individual Accounts and no interest or other earnings will be credited to a Participant’s Account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

X. PURCHASE OF SHARES

If, as of any Exercise Date, there is credited to the Account of a Participant an amount at least equal to the purchase price of one share of Common Stock for the current Purchase Period, as determined in Section V, the Participant shall buy and the Company shall sell at such price the largest number of whole shares of Common Stock which can be purchased with the amount in his Account, subject to the limitations set forth in Section VII.

Any balance remaining in a Participant’s Account at the end of a Purchase Period will be carried forward into the Participant’s Account for the following Purchase Period. However, in no event will the balance carried forward be equal to or exceed the purchase price of one share of Common Stock as determined in Section V above. Notwithstanding the foregoing provisions of this paragraph, if as of any Exercise Date the provisions of Section XV are applicable to the Purchase Period ending on such Exercise Date, and the Committee reduces the number of shares which would otherwise be purchased by Participants on such Exercise Date, the entire balance remaining credited to the Account of each Participant after the purchase of the applicable number of shares of Common Stock on such Exercise Date shall be refunded to each such Participant. No refund of an Account balance made pursuant to the Plan shall include any amount in respect of interest or other imputed earnings.

Anything herein to the contrary notwithstanding, no Participant may, in any calendar year, purchase a number of shares of Common Stock under this Plan which, together with all other shares of stock of the Company and its Subsidiaries which he may be entitled to purchase in such year under all other employee stock purchase plans of the Company and its subsidiaries which meet the requirements of Section 423(b) of the Code, have an aggregate Fair Market Value (measured as of the first day of each applicable Purchase Period) in excess of $25,000. The limitation described in the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

XI. WITHDRAWAL

A Participant may withdraw from the Plan at any time prior to the Exercise Date of a Purchase Period by filing a notice of withdrawal. Upon a Participant’s withdrawal, the payroll deductions shall cease for the next payroll period and the entire amount credited to his Account shall be refunded to him. Any Participant who withdraws from the Plan may again become a Participant hereunder at the start of the next Purchase Period in accordance with Section VII.

XII. ISSUANCE OF STOCK CERTIFICATES

The shares of Common Stock purchased by a Participant shall, for all purposes, be deemed to have been issued and sold at the close of business on the Exercise Date. Prior to that date, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares. Stock certificates shall be registered either in the Participant’s name or jointly in the names of the Participant and his spouse, as the Participant shall designate in his Stock Purchase Agreement. Such designation may be changed at any time by filing notice thereof. Certificates representing shares of purchased Common Stock shall be delivered promptly to the Participant following issuance.

XIII. TERMINATION OF SERVICE

(a) Upon a Participant’s Termination of Service for any reason other than death or voluntary termination of employment on or after attaining age 55 (“Retirement”), no payroll deduction may be made from any Compensation due him as of the date of his Termination of Service and the entire balance credited to his Account shall be automatically refunded to him.

(b) Upon a Participant’s Retirement, no payroll deduction shall be made from any Compensation due him as of the date of his Retirement. Such a Participant may, prior to Retirement, elect:

(1) to have the entire amount credited to his Account as of the date of his Retirement refunded to him, or

(2) to have the entire amount credited to his Account held therein and utilized to purchase shares on the Exercise Date as provided in Section X.

(c) Upon the death of a Participant, no payroll deduction shall be made from any Compensation due him at time of death, and the entire balance in the deceased Participant’s Account shall be paid to the Participant’s designated beneficiary, or otherwise to his estate.

XIV. AUTHORIZED LEAVE OF ABSENCE, DISABILITY

Payroll deductions shall cease during a period of absence without pay from work due to a Participant’s authorized leave of absence, disability or for any other reason. If such Participant shall return to active service prior to the Exercise Date for the current Purchase Period, payroll deductions shall be resumed in accordance with his prior authorization.

If the Participant shall not return to active service prior to the Exercise Date for the current Purchase Period, the balance of his Stock Purchase Account will be used to purchase shares on the Exercise Date as provided in Section X, unless the Participant elects to withdraw from the Plan in accordance with Section XI.

XV. PROCEDURE IF INSUFFICIENT SHARES AVAILABLE

In the event that on any Exercise Date the aggregate funds available for the purchase of shares of Common Stock pursuant to Section X hereof would result in purchases of shares in excess of the number of shares of Common Stock then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant on the Exercise Date in order to eliminate such excess, and the provisions of the second paragraph of Section X shall apply.

XVI. RIGHTS NOT TRANSFERABLE

The right to purchase shares of Common Stock under this Plan is exercisable only by the Participant during his lifetime and is not transferable by him. If a Participant attempts to transfer his right to purchase shares under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Section XI hereof shall apply with respect to such Participant.

XVII. NO OBLIGATION TO EXERCISE OPTION

Granting of an option under this Plan shall impose no obligation on an Eligible Employee to exercise such option.

XVIII. NO GUARANTEE OF CONTINUED EMPLOYMENT

Granting of an option under this Plan shall imply no right of continued employment with the Company for any Eligible Employee.

XIX. NOTICE

Any notice which an Eligible Employee or Participant files pursuant to this Plan shall be in writing and shall be delivered personally or by mail addressed to the Committee, c/o Chief Executive Officer at Glenpointe Center West, 500 Frank W. Burr Blvd., Teaneck, NJ 07666, or such other person or location as may be specified by the Committee.

XX. REPURCHASE OF STOCK

The Company shall not be required to repurchase from any Participant shares of Common Stock acquired under this Plan.

XXI. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, then equitable adjustments shall be made by the Compensation Committee to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Exercise Date, (iii) the maximum number and class of securities purchasable in total by all Participants under the Plan on any one Exercise Date and (iv) the number and class of securities and the price per share in effect under each outstanding option. The adjustments shall be made in such manner as the Compensation Committee deems appropriate and such adjustments shall be final, binding and conclusive.

Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger, reorganization or other business combination, any option granted hereunder shall cover the securities or other property to which a holder of the number of shares of Common Stock would have been entitled pursuant to the terms of the merger. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving entity shall cause every option outstanding hereunder to terminate.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an option.

XXII. AMENDMENT OF THE PLAN

The Board of Directors may, without the consent of the Participants, amend the Plan at any time, provided that no such action shall adversely affect options theretofore granted hereunder, and provided that no such action by the Board of Directors, without approval of the Company’s stockholders, may:

(a) increase the total number of shares of Common Stock which may be purchased by all Participants, except as contemplated in Section XXI;

(b) change the class of Employees eligible to receive options under the Plan;

(c) decrease the minimum purchase price under Section V;

(d) extend a Purchase Period hereunder; or

(e) extend the term of the Plan.

XXIII. INTERNATIONAL PARTICIPANTS

With respect to Eligible Employees who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Eligible Employees in order to conform such terms with the requirements of local law.

XXIV. TERM OF THE PLAN

This Plan became effective as of the Effective Date, and was approved by the stockholders on May 26, 2004. The Plan, as amended and restated effective April 1, 2013 became effective upon its adoption by the Board of Directors on such date, provided, however, that the increase in the number of shares of Common Stock reserved for issuance under the Plan from 9,000,000 shares to 14,000,000 shares shall become effective only if it is approved at the Company’s 2013 Annual Meeting of Stockholders. The Plan shall continue in effect until all shares reserved for issuance pursuant to Article IV have been granted to Participants, unless terminated prior thereto pursuant to Section XV or XXI hereof, or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time, effective as of the next succeeding Exercise Date. In the event of the termination of the Plan, outstanding options shall not be affected, except to the extent provided in Section XV and any remaining balance credited to the Account of each Participant as of the applicable Exercise Date shall be refunded to each such Participant.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION GLENPOINTE CENTRE WEST 500 FRANK W. BURR BLVD. TEANECK, NJ 07666

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M57179-P33872	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

The Board of Directors recommends you vote FOR the following:
		For	Against	Abstain
1.	Election of Directors
	1a. Maureen Breakiron-Evans	☐	☐	☐
	1b. John E. Klein	☐	☐	☐
	1c. Lakshmi Narayanan	☐	☐	☐			For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:					5. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.		☐	☐	☐
2.	APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:

3.	AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO PROVIDE THAT ALL DIRECTORS ELECTED AT OR AFTER THE 2014 ANNUAL MEETING OF STOCKHOLDERS BE ELECTED ON AN ANNUAL BASIS.	☐	☐	☐	6. STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD OF DIRECTORS TAKE THE STEPS NECESSARY TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT.		☐	☐	☐

4.	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐	NOTE: TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M57180-P33872

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CLASS A COMMON STOCK

JUNE 4, 2013

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

The undersigned stockholder of Cognizant Technology Solutions Corporation hereby appoints Steven E. Schwartz, Senior Vice President, General Counsel and Secretary of the Company, and Gordon J. Coburn, President of the Company, as proxies, with full power of substitution, to vote all shares of the Company’s Class A Common Stock which the undersigned is entitled to vote at the Company’s 2013 Annual Meeting of Stockholders or any postponement, continuation or adjournment thereof.

This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee, FOR Proposals 2, 3, 4 and 5, and AGAINST Proposal 6 and will grant discretionary authority to vote on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Continued and to be signed on reverse side